EXHIBIT 2.1

                                                                CONFORMED COPY


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                         AGREEMENT AND PLAN OF MERGER




                          DATED AS OF OCTOBER 4, 1999




                                    BETWEEN




                              MCI WORLDCOM, INC.





                                      and





                              SPRINT CORPORATION






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                               TABLE OF CONTENTS




                                   ARTICLE I

                                  THE MERGER

1.1  The Merger......................................................1
1.2  Closing.........................................................1
1.3  Effective Time..................................................2
1.4  Effects of the Merger...........................................2
1.5  Articles of Incorporation.......................................2
1.6  By-Laws.........................................................2
1.7  Certain Surviving Corporation Matters...........................2
1.8  Effect on Capital Stock.........................................3


                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

2.1  Exchange Agent..................................................7
2.2  Exchange Procedures.............................................7
2.3  Distributions with Respect to Unexchanged Shares................8
2.4  No Further Ownership Rights in Sprint Capital Stock.............8
2.5  No Fractional Shares of MCI WorldCom Capital Stock..............8
2.6  No Liability....................................................9
2.7  Lost Certificates...............................................9
2.8  Withholding Rights..............................................9
2.9  Stock Transfer Books...........................................10


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of Sprint.......................10
            (a)  Organization, Standing and Power...................10
            (b)  Capital Structure..................................10
            (c)  Authority; No Conflicts............................12
            (d)  Reports and Financial Statements...................13
            (e)  Information Supplied...............................14
            (f)  Litigation.........................................14
            (g)  Compliance with Applicable Laws....................14
            (h)  State Takeover Statutes; Approvals.................15
            (i)  Intellectual Property; Year 2000...................15
            (j)  Absence of Certain Changes or Events...............16
            (k)  Vote Required......................................16
            (l)  Sprint Rights Agreement............................16
            (m)  Brokers or Finders.................................17
            (n)  Opinion of Financial Advisor.......................17
            (o)  Absence of Changes in Sprint's Benefit Plans.......17


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            (p)  ERISA Compliance; No Parachute Payments............17
            (q)  Taxes..............................................18
3.2  Representations and Warranties of MCI WorldCom.................19
            (a)  Organization, Standing and Power...................20
            (b)  Capital Structure..................................20
            (c)  Authority; No Conflicts............................21
            (d)  Reports and Financial Statements...................22
            (e)  Information Supplied...............................22
            (f)  Litigation.........................................23
            (g)  Compliance with Applicable Laws....................23
            (h)  State Takeover Statutes; Approvals.................23
            (i)  Intellectual Property; Year 2000...................23
            (j)  Absence of Certain Changes or Events...............24
            (k)  Vote Required......................................25
            (l)  MCI WorldCom Rights Agreement......................25
            (m)  Brokers or Finders.................................25
            (n)  Opinion of Financial Advisor.......................25
            (o)  ERISA Compliance...................................25
            (p)  Taxes..............................................26


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1  Covenants of Sprint............................................28
            (a)  Ordinary Course....................................28
            (b)  Dividends; Changes in Share Capital................28
            (c)  Issuance of Securities.............................28
            (d)  Governing Documents................................29
            (e)  No Acquisitions....................................29
            (f)  No Dispositions....................................29
            (g)  Indebtedness; Investments..........................29
            (h)  New Line of Business; Capital Expenditures.........30
            (i)  Tax-Free Qualification.............................30
            (j)  Other Actions......................................30
            (k)  Accounting Methods.................................30
            (l)  Representations and Warranties.....................30
            (m)  Authorization of the Foregoing.....................30
4.2  Covenants of MCI WorldCom......................................30
            (a)  Ordinary Course....................................31
            (b)  Dividends; Changes in Share Capital................31
            (c)  No Acquisitions....................................31
            (d)  No Dispositions....................................32
            (e)  Tax-Free Qualification.............................32
            (f)  Other Actions......................................32
            (g)  Representations and Warranties.....................32
            (h)  Authorization of the Foregoing.....................32
4.3  Control of Other Party's Business..............................32




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                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1  Preparation of the Form S-4 and the Joint Proxy
       Statement/Prospectus; Stockholders Meetings..................32
5.2  Access to Information..........................................34
5.3  Reasonable Best Efforts........................................34
5.4  No Solicitation by Sprint......................................36
5.5  No Solicitation by MCI WorldCom................................38
5.6  Sprint Stock Options...........................................40
5.7  Employee Matters...............................................42
5.8  Fees and Expenses..............................................43
5.9  Indemnification, Exculpation and Insurance.....................44
5.10 Sprint Rights Agreement........................................45
5.11 MCI WorldCom Rights Agreement..................................45
5.12 Public Announcements...........................................45
5.13 Listing........................................................45
5.14 Redemption of Sprint Second Series Preferred Stock.............45
5.15 Affiliate Letter...............................................46
5.16 Tax Treatment..................................................46
5.17 Assumption Agreement and Supplemental Indentures...............46
5.18 Other Actions..................................................46


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

6.1  Conditions to Each Party's Obligation to Effect the Merger.....47
            (a)  Stockholder Approvals..............................47
            (b)  No Injunctions or Restraints; Illegality...........47
            (c)  FCC and Public Utility Commission Approvals........47
            (d)  HSR Act............................................47
            (e)  EU Antitrust.......................................47
            (f)  Nasdaq Listing.....................................47
            (g)  Effectiveness of the Form S-4......................48
6.2  Additional Conditions to Obligations of MCI WorldCom...........48
            (a)  Representations and Warranties.....................48
            (b)  Performance of Obligations of Sprint...............48
            (c)  Tax Opinion........................................48
            (d)  No Material Adverse Change.........................48
6.3  Additional Conditions to Obligations of Sprint.................49
            (a)  Representations and Warranties.....................49
            (b)  Performance of Obligations of MCI WorldCom.........49
            (c)  Tax Opinion........................................49
            (d)  No Material Adverse Change.........................49




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                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

7.1  Termination....................................................49
7.2  Effect of Termination..........................................51
7.3  Amendment......................................................51
7.4  Extension; Waiver; Consent.....................................51


                                 ARTICLE VIII

                              GENERAL PROVISIONS

8.1  Non-Survival of Representations, Warranties and Agreements.....52
8.2  Notices........................................................52
8.3  Interpretation.................................................53
8.4  Counterparts...................................................53
8.5  Entire Agreement; No Third Party Beneficiaries.................53
8.6  Governing Law..................................................54
8.7  Severability...................................................54
8.8  Assignment.....................................................54
8.9  Submission to Jurisdiction; Waivers............................54
8.10 Enforcement.......... .........................................54
8.11 Definitions......... ..........................................55


Exhibit A      Amendments to Articles of Incorporation of MCI WorldCom
Exhibit B      Amendments to By-laws of MCI WorldCom

Annex 1        Certain Matters Relating to Surviving Corporation

Appendix 1     Form of MCI WorldCom Tax Opinion
Appendix 2     Form of Sprint Tax Opinion
Appendix 3     Form of MCI WorldCom Representations Letter
Appendix 4     Form of Sprint Representations Letter


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                           GLOSSARY OF DEFINED TERMS

Definition                                            Location of Definition

Adjusted Option............................................     ss.5.6(a)
Agreement..................................................     Preamble
Average Price..............................................   ss. 8.11(n)
Benefit Plans..............................................   ss. 8.11(a)
Blue Sky Laws..............................................    ss. 3.1(c)
Board of Directors.........................................   ss. 8.11(b)
Business Day...............................................   ss. 8.11(c)
Certificate................................................    ss. 1.8(c)
Class A Holder.............................................   ss. 8.11(d)
Closing....................................................      ss. 1.2
Closing Date...............................................      ss. 1.2
Code.......................................................     Recitals
Communications Act.........................................    ss. 3.1(c)
Confidentiality Agreement..................................      ss. 5.2
DOJ........................................................    ss. 5.3(b)
Effective Time.............................................      ss. 1.3
ERISA......................................................    ss. 3.1(p)
Exchange Act...............................................    ss. 3.1(c)
Exchange Agent.............................................       ss. 2.1
Expenses...................................................    ss. 5.8(a)
FCC........................................................    ss. 3.1(c)
Fifth Series Preferred Merger Consideration................    ss. 1.8(b)
First Series Preferred Merger Consideration................    ss. 1.8(b)
FON Exchange Ratio.........................................   ss. 8.11(l)
FON Stock Merger Consideration.............................    ss. 1.8(b)
Form S-4...................................................    ss. 5.1(a)
GBCC.......................................................       ss. 1.1
Georgia Certificate of Merger..............................    ss. 1.3(b)
Governmental Entity........................................    ss. 3.1(c)
HSR Act....................................................    ss. 3.1(c)
Intellectual Property Rights...............................    ss. 3.1(i)
Joint Proxy Statement/Prospectus...........................    ss. 5.1(a)
Kansas Certificate of Merger...............................    ss. 1.3(a)
KGCC.......................................................       ss. 1.1
Knowledge..................................................   ss. 8.11(e)
Liens......................................................    ss. 3.1(b)
Material Adverse Change....................................   ss. 8.11(f)
Material Adverse Effect....................................   ss. 8.11(f)
Material Investment........................................   ss. 8.11(g)
MCI WorldCom...............................................     Preamble
MCI WorldCom Acquisition Agreement.........................    ss. 5.5(b)
MCI WorldCom Applicable Period.............................    ss. 5.5(a)
MCI WorldCom Capital Stock.................................    ss. 1.8(a)
MCI WorldCom Common Stock..................................    ss. 1.8(b)
MCI WorldCom Common Stock Option Shares....................    ss. 5.6(a)
MCI WorldCom Competing Proposal............................    ss. 5.5(a)
MCI WorldCom Consolidated Group............................    ss. 3.2(p)
MCI WorldCom Disclosure Schedule...........................    ss. 3.2
MCI WorldCom Dissenting Shares.............................    ss. 1.8(f)
MCI WorldCom Filed SEC Reports.............................    ss. 3.2


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Definition                                            Location of Definition

MCI WorldCom 1998 10-K.....................................    ss. 3.2(b)
MCI WorldCom PCS Stock.....................................    ss. 1.8(a)
MCI WorldCom Permits.......................................    ss. 3.2(g)
MCI WorldCom Relevant Stock................................    ss. 5.16
MCI WorldCom Rights........................................    ss. 3.2(b)
MCI WorldCom Rights Agreement..............................    ss. 3.2(b)
MCI WorldCom SEC Reports...................................    ss. 3.2(d)
MCI WorldCom Series B Preferred Stock......................    ss. 3.2(b)
MCI WorldCom Series C Preferred Stock......................    ss. 3.2(b)
MCI WorldCom Series DT Common Stock........................    ss. 1.8(a)
MCI WorldCom Series FT Common Stock........................    ss. 1.8(a)
MCI WorldCom Series 2 Common Stock.........................    ss. 1.8(a)
MCI WorldCom Series 3 Common Stock.........................    ss. 1.8(a)
MCI WorldCom Series 1 PCS Stock............................    ss. 1.8(a)
MCI WorldCom Series 2 PCS Stock............................    ss. 1.8(a)
MCI WorldCom Series 3 PCS Stock............................    ss. 1.8(a)
MCI WorldCom Series 1 Preferred Stock......................    ss. 1.8(a)
MCI WorldCom Series 5 Preferred Stock......................    ss. 1.8(a)
MCI WorldCom Series 7 Preferred Stock......................    ss. 1.8(a)
MCI WorldCom Shareholders Meeting..........................    ss. 5.1(c)
MCI WorldCom Stock Issuance................................    ss. 3.2(k)
MCI WorldCom Superior Proposal.............................    ss. 5.5(a)
MCI WorldCom Voting Debt...................................    ss. 3.2(b)
Merger.....................................................      Recitals
Merger Consideration.......................................    ss. 1.8(b)
Nasdaq.....................................................   ss. 8.11(n)
NYSE.......................................................    ss. 3.1(c)
PCS Exchange Ratio.........................................   ss. 8.11(m)
PCS Stock Merger Consideration.............................    ss. 1.8(b)
Person.....................................................   ss. 8.11(i)
Preferred Stock Merger Consideration.......................    ss. 1.8(b)
PUCs.......................................................    ss. 3.1(c)
Regulation 4064/89.........................................    ss. 3.1(c)
Regulatory Law.............................................    ss. 5.3(c)
Required Approval..........................................    ss. 5.3(a)
Required Consents..........................................    ss. 3.1(c)
Required MCI WorldCom Vote.................................    ss. 3.2(k)
Required Sprint Vote.......................................    ss. 3.1(k)
Rule 145...................................................    ss. 5.15
SEC........................................................    ss. 3.1(d)
Securities Act.............................................    ss. 3.1(c)
Series DT Merger Consideration.............................    ss. 1.8(b)
Series FT Merger Consideration.............................    ss. 1.8(b)
Series 1 FON Merger Consideration..........................    ss. 1.8(b)
Series 3 FON Merger Consideration..........................    ss. 1.8(b)
Series 1 PCS Merger Consideration..........................    ss. 1.8(b)
Series 2 PCS Merger Consideration..........................    ss. 1.8(b)
Series 3 PCS Merger Consideration..........................    ss. 1.8(b)


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Definition                                            Location of Definition



Seventh Series Preferred Merger Consideration..............    ss. 1.8(b)
Significant Subsidiary.....................................   ss. 8.11(j)
Sprint.....................................................     Preamble
Sprint Acquisition Agreement...............................    ss. 5.4(b)
Sprint Affiliate Letter....................................     ss. 5.15
Sprint Applicable Period...................................    ss. 5.4(a)
Sprint Capital Stock.......................................    ss. 1.8(b)
Sprint Class A Common Stock................................    ss. 1.8(b)
Sprint Common Stock........................................    ss. 1.8(b)
Sprint Competing Proposal..................................    ss. 5.4(a)
Sprint Consolidated Group..................................    ss. 3.1(q)
Sprint Conversion Securities ..............................    ss. 1.8(b)
Sprint Disclosure Schedule.................................      ss. 3.1
Sprint Dissenting Shares...................................    ss. 1.8(e)
Sprint Fifth Series Preferred Stock........................    ss. 1.8(b)
Sprint Filed SEC Reports...................................      ss. 3.1
Sprint First Series Preferred Stock........................    ss. 1.8(b)
Sprint FON Stock...........................................    ss. 1.8(b)
Sprint 1998 10-K...........................................    ss. 3.1(b)
Sprint PCS Stock...........................................    ss. 1.8(b)
Sprint Permits.............................................    ss. 3.1(g)
Sprint Preferred Stock.....................................    ss. 1.8(b)
Sprint Rights..............................................    ss. 3.1(b)
Sprint Rights Agreement....................................    ss. 3.1(b)
Sprint SEC Reports.........................................    ss. 3.1(d)
Sprint Second Series Preferred Stock.......................    ss. 1.8(b)
Sprint Series DT Common Stock..............................    ss. 1.8(b)
Sprint Series FT Common Stock..............................    ss. 1.8(b)
Sprint Series 1 FON Stock..................................    ss. 1.8(b)
Sprint Series 2 FON Stock..................................    ss. 1.8(b)
Sprint Series 3 FON Stock..................................    ss. 1.8(b)
Sprint Series 1 PCS Stock..................................    ss. 1.8(b)
Sprint Series 2 PCS Stock..................................    ss. 1.8(b)
Sprint Series 3 PCS Stock..................................    ss. 1.8(b)
Sprint Seventh Series Preferred Stock......................    ss. 1.8(b)
Sprint Stock Option Plans..................................    ss. 3.1(b)
Sprint Stock Options.......................................    ss. 3.1(b)
Sprint Stockholders Meeting................................    ss. 5.1(b)
Sprint Superior Proposal...................................    ss. 5.4(a)
Sprint Voting Debt.........................................    ss. 3.1(b)
Subsidiary.................................................    ss. 8.11(k)
Surviving Corporation......................................    ss. 1.1
taxes......................................................    ss. 3.1(q)
Termination Date...........................................    ss. 7.1(b)
Termination Fee............................................    ss. 5.8(b)
the other party............................................   ss. 8.11(h)
Transition Period..........................................    ss. 5.7(a)
U.S. GAAP..................................................    ss. 3.1(d)


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Definition                                            Location of Definition



Violation..................................................    ss. 3.1(c)
Warrants...................................................    ss. 3.1(b)

























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          AGREEMENT AND PLAN OF MERGER, dated as of October 4, 1999 (this
"Agreement"), between MCI WORLDCOM, INC., a Georgia corporation ("MCI WorldCom"), and SPRINT CORPORATION, a Kansas corporation ("Sprint").


                             W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of MCI WorldCom and Sprint have each determined that the merger of Sprint with and into MCI WorldCom (the "Merger") is in the best interests of their respective stockholders, such Boards of Directors have adopted resolutions approving the Merger and recommending that their respective stockholders adopt and approve this Agreement, and the Board of Directors of Sprint has also determined that the terms of the Merger are fair to holders of Sprint FON Stock, taken as a separate class, and holders of Sprint PCS Stock, taken as a separate class, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of capital stock of Sprint issued and outstanding immediately prior to the Effective Time, other than shares owned or held by MCI WorldCom or Sprint and other than Dissenting Shares, will be converted into the right to receive the applicable Merger Consideration as set forth in Section 1.8;

          WHEREAS, MCI WorldCom and Sprint desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

          WHEREAS, MCI WorldCom and Sprint intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.


          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

          1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Kansas General Corporation Code (the "KGCC") and the Georgia Business Corporation Code (the "GBCC"), Sprint shall be merged with and into MCI WorldCom at the Effective Time. Following the Merger, the separate corporate existence of Sprint shall cease and MCI WorldCom shall continue as the surviving corporation (the "Surviving Corporation").

          1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the second Business Day after the satisfaction or (subject to applicable law) waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing

Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, unless another place is agreed to in writing by the parties hereto.

          1.3 Effective Time. As soon as practicable following the Closing, the parties shall (a) (i) file a certificate of merger (the "Kansas Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the KGCC and (ii) make all other filings or recordings required under the KGCC, and (b) (i) file a certificate of merger (the "Georgia Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the GBCC and (ii) make all other filings or recordings required under the GBCC. The Merger shall become effective upon the later to occur of the filing of (i) the Kansas Certificate of Merger with the Kansas Secretary of State and (ii) the Georgia Certificate of Merger with the Georgia Secretary of State, or at such subsequent time as MCI WorldCom and Sprint shall agree and be specified in the Kansas Certificate of Merger and the Georgia Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

          1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the KGCC and GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Sprint shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Sprint shall become the debts, liabilities and duties of the Surviving Corporation. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation hereby expressly assumes all of Sprint's obligations in respect of the rights of the Class A Holders granted pursuant to Sprint's articles of incorporation, under Sprint's by-laws and under the Amended and Restated Stockholders' Agreement, the Master Restructuring and Investment Agreement and the Amended and Restated Registration Rights Agreement, in each case between Sprint, on the one hand, and France Telecom and Deutsche Telekom AG, on the other hand.

          1.5 Articles of Incorporation. The articles of incorporation of MCI WorldCom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit A hereto and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          1.6 By-Laws. The by-laws of MCI WorldCom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit B hereto and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          1.7 Certain Surviving Corporation Matters. MCI WorldCom and Sprint shall cause the matters set forth in Annex 1 hereto regarding the Surviving Corporation to be effected as of the Effective Time.

          1.8 Effect on Capital Stock.

          (a) As contemplated by Exhibit A, at the Effective Time, the articles of incorporation of MCI WorldCom will be amended to provide for the creation of the following series of capital stock of:

          (i) Class A Common Stock, Series FT, par value $2.50 per share (the "MCI WorldCom Series FT Common Stock");

          (ii) Class A Common Stock, Series DT, par value $2.50 per share (the "MCI WorldCom Series DT Common Stock");

          (iii) Common Stock, Series 2, par value $0.01 per share (the "MCI WorldCom Series 2 Common Stock");

          (iv) Common Stock, Series 3, par value $0.01 per share (the "MCI WorldCom Series 3 Common Stock");

          (v) PCS Common Stock, Series 1, par value $1.00 per share (the "MCI WorldCom Series 1 PCS Stock");

          (vi) PCS Common Stock, Series 2, par value $1.00 per share (the "MCI WorldCom Series 2 PCS Stock");

          (vii) PCS Common Stock, Series 3, par value $1.00 per share (the "MCI WorldCom Series 3 PCS Stock" and, together with the MCI WorldCom Series 1 PCS Stock and the MCI WorldCom Series 2 PCS Stock, the "MCI WorldCom PCS Stock");

          (viii) Series 1 Preferred Stock, par value $0.01 per share (the "MCI WorldCom Series 1 Preferred Stock");

          (ix) Series 5 Preferred Stock, par value $0.01 per share (the "MCI WorldCom Series 5 Preferred Stock");

          (x) Series 7 Preferred Stock, par value $0.01 per share (the "MCI WorldCom Series 7 Preferred Stock"); and

          (xi) Series 8 Junior Participating Preferred Stock, par value $0.01 per share.

          The foregoing series of capital stock, together with the series and classes of capital stock of MCI WorldCom authorized as of the date hereof, are hereby collectively referred to as "MCI WorldCom Capital Stock".

          (b) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof (in each of the following cases other than such shares owned or held by MCI WorldCom or Sprint, which shall automatically be retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and other than Dissenting Shares):

          (i) each share of Class A Common Stock, par value $2.50 per share, of Sprint ("Sprint Series FT Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series FT Common Stock (the "Series FT Merger Consideration");

          (ii) each share of Class A Common Stock, Series DT, par value $2.50 per share, of Sprint ("Sprint Series DT Common Stock" and, together with the Sprint Series FT Common Stock, the "Sprint Class A Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series DT Common Stock (the "Series DT Merger Consideration");

          (iii) each share of Series 1 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 1 FON Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of MCI WorldCom ("MCI WorldCom Common Stock") equal to the FON Exchange Ratio (the "Series 1 FON Merger Consideration");

          (iv) each share of Series 3 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 3 FON Stock" and, together with the Sprint Series 1 FON Stock and the Series 2 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 2 FON Stock") (the "Sprint FON Stock"), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of MCI WorldCom Series 3 Common Stock equal to the FON Exchange Ratio (the "Series 3 FON Merger Consideration");

          (v) each share of Series 1 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 1 PCS Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive
     (A) one share of MCI WorldCom Series 1 PCS Stock and (B) that number of shares of MCI WorldCom Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 1 PCS Merger Consideration");

          (vi) each share of Series 2 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 2 PCS Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive
     (A) one share of MCI WorldCom Series 2 PCS Stock and (B) a number of shares of MCI WorldCom Series 2 Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 2 PCS Merger Consideration");

          (vii) each share of Series 3 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 3 PCS Stock" and, together with the Sprint Series 1 PCS Stock and the Sprint Series 2 PCS Stock, the "Sprint PCS Stock") issued and



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                                                                             5

     outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WorldCom Series 3 PCS Stock and (B) a number of shares of MCI WorldCom Series 3 Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 3 PCS Merger Consideration" and, together with the Series 1 PCS Merger Consideration and the Series 2 PCS Merger Consideration, the "PCS Stock Merger Consideration");

          (viii) each share of Preferred Stock-First Series, Convertible, without par value, of Sprint ("Sprint First Series Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series 1 Preferred Stock, (the "First Series Preferred Merger Consideration");

          (ix) each share of Preferred Stock-Second Series, Convertible, without par value, of Sprint ("Sprint Second Series Preferred Stock") shall have been redeemed by Sprint prior to the Effective Time pursuant to Section 5.14;

          (x) each share of Preferred Stock-Fifth Series, without par value, of Sprint ("Sprint Fifth Series Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series 5 Preferred Stock (the "Fifth Series Preferred Merger Consideration"); and

          (xi) each share of Preferred Stock-Seventh Series, Convertible, without par value, of Sprint ("Sprint Seventh Series Preferred Stock" and, together with the Sprint First Series Preferred Stock, the Sprint Second Series Preferred Stock and the Sprint Fifth Series Preferred Stock, the "Sprint Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series 7 Preferred Stock (the "Seventh Series Preferred Merger Consideration").

          The Sprint Class A Common Stock, the Sprint FON Stock and the Sprint PCS Stock are referred to herein collectively as the "Sprint Common Stock". The Sprint Common Stock and the Sprint Preferred Stock are referred to herein collectively as the "Sprint Capital Stock". Shares of Sprint Capital Stock that are convertible by the holders thereof or by Sprint into a different class or series of Sprint Capital Stock pursuant to the terms of Sprint's articles of incorporation are referred to herein collectively as the "Sprint Conversion Securities".

          The Series 1 FON Merger Consideration and the Series 3 FON Merger Consideration are referred to herein collectively as the "FON Stock Merger Consideration". The First Series Preferred Merger Consideration, the Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration are referred to collectively herein as the "Preferred Stock Merger Consideration". The Series FT Merger Consideration, the Series DT Merger Consideration, the FON Stock Merger Consideration, the PCS Stock Merger Consideration and the Preferred Stock Merger Consideration are referred to herein collectively as the "Merger Consideration".

          (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Sprint Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Sprint Capital Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Sprint Capital Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of applicable MCI WorldCom Capital Stock to be issued in consideration therefor and any dividends or other distributions to which holders of Sprint Capital Stock become entitled all in accordance with Article II upon the surrender of such certificate.

          (d) Each share of Sprint Capital Stock issued and owned or held by MCI WorldCom or Sprint at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of MCI WorldCom or other consideration shall be delivered in exchange therefor.

          (e) (i) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, shares of Sprint Series FT Common Stock, Sprint Series DT Common Stock, Sprint Series 3 FON Stock, Sprint Series 2 PCS Stock, Sprint Series 3 PCS Stock, Sprint Fifth Series Preferred Stock and Sprint Seventh Series Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of
Section 17-6712 of the KGCC (the "Sprint Dissenting Shares") shall not be converted into the right to receive the Series FT Merger Consideration, the Series DT Merger Consideration, the Series 3 FON Merger Consideration, the Series 2 PCS Merger Consideration, the Series 3 PCS Merger Consideration, the Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration, respectively, unless and until such stockholders shall have failed to perfect their right of payment under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Sprint Dissenting Shares in accordance with Section 17-6712 of the KGCC. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Sprint Series FT Common Stock, Sprint Series DT Common Stock, Sprint Series 3 FON Stock, Sprint Series 2 PCS Stock, Sprint Series 3 PCS Stock, Sprint Fifth Series Preferred Stock and Sprint Seventh Series Preferred Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Series FT Merger Consideration, the Series DT Merger Consideration, the Series 3 FON Merger Consideration, the Series 2 PCS Merger Consideration, the Series 3 PCS Merger Consideration, the Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration, respectively, in the manner provided for in Section 1.8(b).

          (ii) Sprint shall give MCI WorldCom (A) prompt notice of any objections filed pursuant to Section 17-6712 of the KGCC received by Sprint, withdrawals of such objections and any other instruments served in connection with such objections pursuant to the KGCC and received by Sprint and (B) the opportunity to direct all negotiations and proceedings with respect to objections under the KGCC consistent with the obligations of Sprint thereunder. Sprint shall not, except with the prior written consent of MCI WorldCom, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objection or (z) waive any failure to timely deliver a written objection in accordance with the KGCC.

          (f) (i) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, holders of shares of MCI WorldCom Series B

Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 14-2-1301 et seq. of the GBCC (the "MCI WorldCom Dissenting Shares") shall be entitled to payment of the fair value of such MCI WorldCom Dissenting Shares determined in accordance with Section 14-2-1301 et seq. of the GBCC. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of MCI WorldCom Series B Preferred Stock held by such stockholder shall thereupon be deemed to remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation.

          (ii) MCI WorldCom shall give Sprint (A) prompt notice of MCI WorldCom's receipt of any notice of intent to demand payment pursuant to
Section 14-2- 1301 et seq. of the GBCC, withdrawals of such notice and any other instruments served in connection with such notice pursuant to the GBCC and received by MCI WorldCom and (B) the opportunity to direct all negotiations and proceedings with respect to such notice under the GBCC consistent with the obligations of MCI WorldCom thereunder.


                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

          2.1 Exchange Agent. Prior to the Effective Time, MCI WorldCom shall appoint The Bank of New York or another commercial bank or trust company reasonably satisfactory to Sprint to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, MCI WorldCom shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Sprint Capital Stock, certificates representing the applicable MCI WorldCom Capital Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Sprint Capital Stock in the Merger pursuant to Section 1.8. MCI WorldCom agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to
Section 2.5 and any dividends and other distributions pursuant to Section 2.3.

          2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as MCI WorldCom may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate, if it is a Certificate for Sprint Capital Stock shall be entitled to receive in exchange therefor (A) one or more shares of applicable MCI WorldCom Capital Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8, and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II including cash in lieu of any fractional shares of applicable MCI WorldCom Capital Stock pursuant to Section 2.5 and any dividends or other distributions pursuant to Section 2.3, and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section
2.5. In the event of a transfer of ownership of Sprint Capital Stock which is not registered in the transfer records of Sprint, one or more shares of applicable MCI WorldCom Capital Stock evidencing, in the aggregate, the proper number of shares of applicable MCI WorldCom Capital Stock and a check in the proper amount of cash in lieu of any fractional shares of applicable MCI WorldCom Capital Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Sprint Capital Stock to such a transferee if the Certificate representing such shares of Sprint Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of MCI WorldCom Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MCI WorldCom Capital Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of MCI WorldCom Capital Stock shall be paid to any such holder pursuant to
Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of MCI WorldCom Capital Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of MCI WorldCom Capital Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MCI WorldCom Capital Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of MCI WorldCom Capital Stock.

          2.4 No Further Ownership Rights in Sprint Capital Stock. All shares of MCI WorldCom Capital Stock issued and cash paid upon conversion of shares of Sprint Capital Stock in accordance with the terms of Article I and this
Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Sprint Capital Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Sprint on such shares of Sprint Capital Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Sprint Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

          2.5 No Fractional Shares of MCI WorldCom Capital Stock. (a) No certificates or scrip or shares of MCI WorldCom Capital Stock representing fractional shares of MCI WorldCom Capital Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of MCI WorldCom or a holder of shares of MCI WorldCom Capital Stock.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of Sprint Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of applicable MCI WorldCom Capital Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable MCI WorldCom Capital Stock multiplied by (ii) the per share closing price of applicable MCI WorldCom Common Stock quoted on Nasdaq on the Closing Date. The fractional share interests of MCI WorldCom Capital Stock will be aggregated, and no recordholder of Sprint Capital Stock will receive cash in an amount equal to or greater than the value of one full share of MCI WorldCom Capital Stock determined as of the Effective Time.

          2.6 No Liability. None of Sprint, MCI WorldCom, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable MCI WorldCom Capital Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of MCI WorldCom Capital Stock pursuant to this
Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to MCI WorldCom, upon demand, and any holders of Sprint Capital Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to MCI WorldCom for satisfaction of their claims for such Merger Consideration, dividends or distributions in respect thereof or such cash.

          2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Sprint Capital Stock formerly represented thereby, any cash in lieu of fractional shares of MCI WorldCom Capital Stock, and unpaid dividends and distributions on shares of MCI WorldCom Capital Stock deliverable in respect thereof, pursuant to this Agreement.

          2.8 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Sprint Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Sprint Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

          2.9 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Sprint shall be closed and there shall be no further registration of transfers of shares of Sprint Capital Stock thereafter on the records of Sprint. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Sprint Capital Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or MCI WorldCom for any reason shall be converted into the Merger Consideration with respect to the shares of Sprint Capital Stock formerly represented thereby, any cash in lieu of fractional shares of MCI WorldCom Capital Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of Sprint. Except as disclosed in the Sprint SEC Reports filed and publicly available prior to the date of this Agreement (the "Sprint Filed SEC Reports") or as set forth in the Sprint Disclosure Schedule delivered by Sprint to MCI WorldCom prior to the execution of this Agreement (the "Sprint Disclosure Schedule"), Sprint represents and warrants to MCI WorldCom as follows:

          (a) Organization, Standing and Power. Each of Sprint and its Significant Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. The copies of the articles of incorporation and by-laws of Sprint which were previously furnished to MCI WorldCom are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b) Capital Structure. (i) As of September 30, 1999, the authorized capital stock of Sprint consisted of (A) 100,000,000 shares of Sprint Series FT Common Stock, of which 43,118,018 shares were outstanding, (B) 100,000,000 shares of Sprint Series DT Common Stock, of which 43,118,018 shares were outstanding, (C) 2,500,000,000 shares of Sprint Series 1 FON Stock, of which 696,949,268 shares were outstanding, (D) 500,000,000 shares of Sprint Series 2 FON Stock, of which no shares were outstanding, (E) 1,200,000,000 shares of Sprint Series 3 FON Stock, of which 88,111,036 shares were outstanding, (F) 1,250,000,000 shares of Sprint Series 1 PCS Stock, of which 198,422,792 shares were outstanding, (G) 500,000,000 shares of Sprint Series 2 PCS Stock, of which 219,393,844 shares were outstanding,

(H) 600,000,000 shares of Sprint Series 3 PCS Stock, of which 13,089,418 shares were outstanding, and (I) 20,000,000 shares of Preferred Stock, without par value, of which (I) 1,742,853 shares have been designated as Sprint First Series Preferred Stock, of which 36,150 shares were outstanding, (II) 8,758,472 shares have been designated as Sprint Second Series Preferred Stock, of which 219,045 shares were outstanding, (III) 95 shares have been designated as Sprint Fifth Series Preferred Stock, of which 95 shares were outstanding,
(IV) 1,500,000 shares of Preferred Stock-Sixth Series, Junior Participating, without par value, have been designated and reserved for issuance upon exercise of the rights (the "Sprint Rights") distributed to holders of Sprint FON Stock and Sprint Class A Common Stock pursuant to the Rights Agreement dated as of November 23, 1998, between Sprint and UMB Bank, N.A., as rights agent (the "Sprint Rights Agreement"), (V) 1,250,000 shares of Preferred Stock-Eighth Series, Junior Participating, without par value, have been designated and reserved for issuance upon exercise of the Sprint Rights distributed to holders of Sprint PCS Stock and Sprint Class A Common Stock pursuant to the Sprint Rights Agreement and (VI) 300,000 shares have been designated as Sprint Seventh Series Preferred Stock, of which 246,766 shares were outstanding. As of September 30, 1999, 2,409,990 shares of Sprint Series 1 FON Stock and 67,927 shares of Sprint Series 1 PCS Stock were held by Sprint in its treasury. Since September 30, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Sprint or any other securities of Sprint other than issuances of shares (and accompanying Sprint Rights) pursuant to options or rights outstanding as of September 30, 1999 under the Benefit Plans of Sprint or pursuant to the conversion of the Sprint Conversion Securities. All issued and outstanding shares of the capital stock of Sprint are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of September 30, 1999 no options, warrants or other rights to acquire capital stock from Sprint other than (v) shares of Sprint Capital Stock issuable upon conversion of the Sprint Conversion Securities, (w) 12,452,831 shares of Sprint Series 2 PCS Stock reserved for future issuance upon the exercise of warrants ("Warrants") issued pursuant to the terms of the Warrant Agreements, each dated as of November 23, 1998 between Sprint, on the one hand, and Cox Teleport Partners, Inc., Cox Communications, Inc., Comcast Telephony Services Holdings, Inc., TCI Wireless Holdings, Inc. and TCI Spectrum Investment, Inc., on the other hand, (x) the Sprint Rights, (y) options representing in the aggregate the right to purchase 54,628,805 shares of Sprint FON Stock and 21,525,703 shares of Sprint PCS Stock under Sprint's 1985 Stock Option Plan, Sprint's 1990 Stock Option Plan, Sprint's Management Incentive Stock Option Plan, Sprint's 1997 Long-Term Stock Incentive Program, Sprint's Long-Term Incentive Compensation Plan, the Amended and Restated Centel Director Stock Option Plan and the Amended and Restated Centel Stock Option Plan (collectively with Sprint's 1990 Restricted Stock Plan, the "Sprint Stock Option Plans"), and (z) rights to purchase shares of Sprint Common Stock under Sprint's Employees Stock Purchase Plan. Sprint has delivered to MCI WorldCom a complete and correct list, as of September 30, 1999, of the number of shares of Sprint Common Stock subject to outstanding stock option or other rights to purchase or receive Sprint Common Stock granted under (i) the Sprint Stock Option Plans (collectively, "Sprint Stock Options") and (ii) the Warrants and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Sprint have been issued or granted since September 30, 1999 to the date of this Agreement.

          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Sprint having the right to vote on any matters on which stockholders may vote ("Sprint Voting Debt") are issued or outstanding.

          (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Sprint or any of its Subsidiaries is a party or by which any of them is bound obligating Sprint or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Sprint or any of its Subsidiaries or obligating Sprint or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Sprint or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Sprint or any of its Subsidiaries.

          (iv) Exhibit 21 to Sprint's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Sprint 1998 10-K"), sets forth each Significant Subsidiary of Sprint as of the date hereof. As of the date hereof, all the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of Sprint have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Sprint, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, Sprint does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person which constitutes a Material Investment.

          (c) Authority; No Conflicts. (i) Sprint has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Sprint Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sprint, subject to the adoption of this Agreement by the Required Sprint Vote. This Agreement has been duly executed and delivered by Sprint and constitutes a valid and binding agreement of Sprint, enforceable against it in accordance with its terms.

          (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, subject to the adoption of this Agreement by the Required Sprint Vote, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancelation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancelation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the articles of incorporation or by-laws of Sprint or the governing documents of any Subsidiary of Sprint, or (B) except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sprint or any Subsidiary of Sprint or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union (a "Governmental Entity"), is required by or with respect to Sprint or any Subsidiary of Sprint in connection with the execution and delivery of this Agreement by Sprint or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and Council Regulation (EEC) No. 4064/89 ("Regulation 4064/89"), (B) the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Communications Act"), and any other rules, regulations, practices and policies promulgated by the Federal Communications Commission ("FCC"), (C) state securities or "blue sky" laws (the "Blue Sky Laws"), (D) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (E) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (F) the KGCC with respect to the filing of the Kansas Certificate of Merger and the GBCC with respect to the filing of the Georgia Certificate of Merger, (G) laws, rules, regulations, practices and orders of any state public service commissions ("PUCs"), foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (H) rules and regulations of the New York Stock Exchange, Inc. ("NYSE"), (I) antitrust or other competition laws of other jurisdictions, and
(J) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) and clause (I) are hereinafter referred to as "Required Consents".

          (d) Reports and Financial Statements. Sprint has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (collectively, including all exhibits thereto, the "Sprint SEC Reports"). No Significant Subsidiary of Sprint is required to file any form, report or other document with the SEC. None of the Sprint SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Sprint SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Sprint and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such Sprint SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Sprint SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (e) Information Supplied. (i) None of the information supplied or to be supplied by Sprint for inclusion or incorporation by reference in (A) the Form S-4 to be filed with the SEC by MCI WorldCom in connection with the issuance of the MCI WorldCom Capital Stock in the Merger will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) the Joint Proxy Statement/Prospectus included in the Form S-4 related to the Sprint Stockholders Meeting and the MCI WorldCom Shareholders Meeting and the MCI WorldCom Capital Stock to be issued in the Merger will, on the date it is first mailed to Sprint stockholders or MCI WorldCom shareholders or at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

          (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Sprint with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by MCI WorldCom for inclusion or incorporation by reference therein.

          (f) Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Knowledge of Sprint, threatened against or affecting Sprint or any of its Subsidiaries that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Sprint or any of its Subsidiaries having, or that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (g) Compliance with Applicable Laws. Sprint and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of Sprint and its Subsidiaries taken as a whole (the "Sprint Permits"), except where the failure to have any such Sprint Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Sprint and its Subsidiaries are in compliance with the terms of the Sprint Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Subject to obtaining the Required Consents, the Merger, in and of itself, would not cause the revocation or cancelation of any Sprint Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (h) State Takeover Statutes; Approvals. Each of the Board of Directors of Sprint (including the disinterested directors thereof) and the Capital Stock Committee of such Board of Directors has approved and recommended the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval of the Board of Directors of Sprint constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Board of Directors of Sprint to the extent applicable under the provisions of Section 17-1286 et seq. and Section 17-12,100 et seq. of the KGCC and Article Seventh of Sprint's articles of incorporation and represents all the action necessary to ensure that Section 17-1286 et seq. and Section 17-12,100 et seq. of the KGCC and Article Seventh of Sprint's articles of incorporation do not apply to MCI WorldCom in connection with the Merger and the other transactions contemplated by this Agreement. No other Kansas or Georgia state takeover statute is applicable to Sprint in connection with this Agreement, the Merger or the other transactions contemplated hereby. Other than those that have been made prior to the date hereof, no approval or determination of the Board of Directors of Sprint or any committee thereof is required with respect to any class or series of Sprint Capital Stock or under Sprint's articles of incorporation, by-laws or governance policies to approve this Agreement or any of the transactions contemplated hereby.

          (i) Intellectual Property; Year 2000. (i) Sprint and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") used in the business of Sprint and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (ii) To the Knowledge of Sprint, neither Sprint nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. To the Knowledge of Sprint, neither Sprint nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that Sprint or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. To the Knowledge of Sprint, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of Sprint or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (iii) As of the date of this Agreement, Sprint and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by Sprint or any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving
(i) date-related data into and between the years 1999 and 2000 and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, Sprint reasonably believes that such effort will be successful.

          (j) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since June 30, 1999, Sprint and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change in Sprint, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Sprint's capital stock, other than regular quarterly cash dividends of $0.125 per share of Sprint FON Stock and a corresponding cash dividend on the Class A Common Stock and dividends payable on Sprint Preferred Stock in accordance with their terms as of the date of this Agreement, (iii) any split, combination or reclassification of any of Sprint's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Sprint's capital stock, (iv) (A) any granting by Sprint or any of its Subsidiaries to any current or former director, executive officer or other key employee of Sprint or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Sprint Filed SEC Reports, (B) any granting by Sprint or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay or (C) any entry by Sprint or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice, (v) except insofar as may be required by a change in U.S. GAAP, any change in accounting methods, principles or practices by Sprint materially affecting its consolidated financial position or consolidated results of operations or (vi) except insofar as MCI WorldCom has given its consent, which consent shall not be unreasonably withheld or delayed, any tax election (or settlement or compromise of any material income tax liability) that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (k) Vote Required. The affirmative vote of the holders of shares representing a majority of the total voting power of Sprint Common Stock and Sprint Preferred Stock entitled to vote at the Sprint Stockholders Meeting to adopt this Agreement voting together as a single class (the "Required Sprint Vote") is the only vote or approval of the holders of any class or series of capital stock of Sprint necessary to adopt this Agreement and to approve the transactions contemplated hereby.

          (l) Sprint Rights Agreement. No amendment to the Sprint Rights Agreement is required to be made by Sprint in connection with the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person on behalf of Sprint is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Warburg Dillon Read LLC, whose fees and expenses will be paid by Sprint in accordance with Sprint's agreement with such firm, based upon arrangements made by or on behalf of Sprint and previously disclosed to MCI WorldCom.

          (n) Opinion of Financial Advisor. Sprint has received the opinion of Warburg Dillon Read LLC, dated the date of this Agreement, to the effect that, as of such date, (i) the FON Exchange Ratio is fair, from a financial point of view, to the holders of each series of Sprint FON Stock, (ii) the PCS Stock Merger Consideration is fair, from a financial point of view, to the holders of each series of Sprint PCS Stock, (iii) the Series DT Merger Consideration is fair, from a financial point of view, to holders of the Sprint Series DT Common Stock, (iv) the Series FT Merger Consideration is fair, from a financial point of view, to holders of the Sprint Series FT Common Stock and
(v) the Merger Consideration applicable to the Sprint Common Stock is fair, from a financial point of view, to the holders of Sprint Common Stock taken as a whole, a copy of which opinion will promptly be made available to MCI WorldCom.

          (o) Absence of Changes in Sprint's Benefit Plans. Except as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the Sprint Filed SEC Reports, there has not been any adoption or amendment in any material respect by Sprint or any of its Subsidiaries of any of Sprint's Benefit Plans, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Sprint pension plans, or any material change in the manner in which contributions to any Sprint pension plans are made or the basis on which such contributions are determined other than a change required under the terms of such plans as in effect on the date hereof or as required by applicable law.

          (p) ERISA Compliance; No Parachute Payments. (i) With respect to Sprint's Benefit Plans, no liability has been incurred and to the Knowledge of Sprint there exists no condition or circumstances in connection with which Sprint or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint, in each case under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each of Sprint's Benefit Plans has been administered in accordance with its terms, except for any failures so to administer any such Benefit Plan that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Sprint, its Subsidiaries and all Sprint's Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (iii) None of Sprint or any of its Subsidiaries sponsors or contributes to any of Sprint's Benefit Plans that is subject to Title IV of ERISA.

          (iv) Sprint and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Sprint or any of its Subsidiaries pending or, to the Knowledge of Sprint, threatened which may interfere with the respective business activities of Sprint or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. As of the date of this Agreement, to the Knowledge of Sprint, none of Sprint, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Sprint or any of its Subsidiaries, and there is no action, charge or complaint against Sprint or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, in each case except where such practices, actions, charges or complaints are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (v) No employee of Sprint or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any of Sprint's Benefit Plans as a result of the transactions contemplated by this Agreement. No amount payable, or economic benefit provided, by Sprint or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No Person is entitled to receive any additional payment from Sprint or its Subsidiaries or any other Person in the event that the excise tax of Section 4999 of the Code is imposed on such Person.

          (q) Taxes. (i) (A) Each of Sprint and its Subsidiaries and each Sprint Consolidated Group has timely filed or has caused to be timely filed all material tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, (B) all tax returns and reports filed by Sprint and each of its Subsidiaries and each Sprint Consolidated Group are complete and accurate in all respects and (C) Sprint and each of its Subsidiaries and each Sprint Consolidated Group has paid (or Sprint or another member of such Sprint Consolidated Group has paid on its behalf) all taxes shown as due on such returns and reports, and the reserve for current taxes shown on the most recent financial statements contained in the Sprint Filed SEC Reports (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) is adequate to cover all taxes payable by Sprint and its Subsidiaries and each Sprint Consolidated Group for all taxable periods and portions thereof through the date of such financial statements, except for any such failure to file, incompleteness or inaccuracy, failure to pay, or inadequacy of such reserve, that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against Sprint or any of its Subsidiaries or any Sprint Consolidated Group that are not adequately reserved for, except for deficiencies that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the

Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any Federal taxes due from Sprint and its Subsidiaries has expired for all taxable years of Sprint and each of its Subsidiaries through 1985. The Federal income tax returns of Sprint and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service for all years through 1987.

          (iii) Neither Sprint nor any of its Subsidiaries has taken or has agreed to take any action or has any Knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (iv) Neither Sprint nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or series of "related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (v) Sprint does not believe that it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, although it has not determined or established whether it will be a United States real property holding corporation in the future.

          (vi) Sprint has "nexus" for state tax law purposes in Kansas and Pennsylvania.

          (vii) As used in this Agreement, "taxes" shall include all (A) Federal, state, local or foreign income tax, property, sales, excise or other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (B) liability for the payment of the amounts described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (C) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (A) or
(B).

          (viii) As used in this Agreement, "Sprint Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which Sprint (or any Subsidiary of Sprint) is or has ever been a member or any group of corporations with which Sprint files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

          3.2 Representations and Warranties of MCI WorldCom. Except as disclosed in the MCI WorldCom SEC Reports filed and publicly available prior to the date of this Agreement (the "MCI WorldCom Filed SEC Reports") or as set forth in the

MCI WorldCom Disclosure Schedule delivered by MCI WorldCom to Sprint prior to the execution of this Agreement (the "MCI WorldCom Disclosure Schedule"), MCI WorldCom represents and warrants to Sprint as follows:

          (a) Organization, Standing and Power. Each of MCI WorldCom and its Significant Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. The copies of the articles of incorporation and by-laws of MCI WorldCom which were previously furnished to Sprint are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b) Capital Structure. (i) As of September 30, 1999, the authorized capital stock of MCI WorldCom consisted of (A) 5,000,000,000 shares of MCI WorldCom Common Stock of which 1,880,219,054 shares were outstanding and (B) 50,000,000 shares of Preferred Stock, par value $0.01 per share, of which (1) 94,992 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock, of which no shares were outstanding, (2) 15,000,000 shares have been designated Series B Convertible Preferred Stock ("MCI WorldCom Series B Preferred Stock"), of which 11,190,244 shares were outstanding, (3) 3,750,000 shares have been designated Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock ("MCI WorldCom Series C Preferred Stock"), of which no shares were outstanding, and (4) 5,000,000 shares have been designated Series 3 Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "MCI WorldCom Rights") distributed to holders of MCI WorldCom Common Stock pursuant to the Rights Agreement dated as of August 25, 1996, as amended, between MCI WorldCom and The Bank of New York, as rights agent (the "MCI WorldCom Rights Agreement"). As of September 30, 1999, 4,510,211 shares of MCI WorldCom Common Stock were held by MCI WorldCom in its treasury. Since September 30, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of MCI WorldCom or any other securities of MCI WorldCom other than issuances of shares (and accompanying MCI WorldCom Rights) pursuant to options or rights outstanding as of September 30, 1999 under the Benefit Plans of MCI WorldCom or pursuant to MCI WorldCom's acquisition of SkyTel Communications, Inc. All issued and outstanding shares of the capital stock of MCI WorldCom are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of September 30, 1999 no options, warrants or other rights to acquire capital stock from MCI WorldCom other than pursuant to MCI WorldCom's pending acquisitions as of such date. MCI WorldCom's Benefit Plans and MCI WorldCom's convertible preferred stock. No options or warrants or other rights to acquire capital stock from MCI WorldCom have been issued or granted since September 30, 1999 to the date of this Agreement other than pursuant to MCI WorldCom's acquisition of SkyTel Communications, Inc. or pursuant to MCI WorldCom's Benefit Plans. The shares of MCI WorldCom Capital Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and no Person will have any preemptive right, subscription right or other purchase right in respect thereof other than pursuant to agreements with Sprint or any of its Subsidiaries as in effect on the date hereof.

          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of MCI WorldCom having the right to vote on any matters on which shareholders may vote ("MCI WorldCom Voting Debt") are issued or outstanding.

          (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MCI WorldCom or any of its Subsidiaries is a party or by which any of them is bound obligating MCI WorldCom or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of MCI WorldCom or any of its Subsidiaries or obligating MCI WorldCom or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of MCI WorldCom or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of MCI WorldCom or any of its Subsidiaries.

          (iv) Exhibit 21 to MCI WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "MCI WorldCom 1998 10-K"), sets forth each Significant Subsidiary of MCI WorldCom as of the date hereof. As of the date hereof, all the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of MCI WorldCom have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by MCI WorldCom, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, MCI WorldCom does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person which constitutes a Material Investment.

          (c) Authority; No Conflicts. (i) MCI WorldCom has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the approval of this Agreement and the MCI WorldCom Stock Issuance to obtaining the Required MCI WorldCom Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MCI WorldCom, subject to the approval of this Agreement and the MCI WorldCom Stock Issuance by the Required MCI WorldCom Vote. This Agreement has been duly executed and delivered by MCI WorldCom and constitutes a valid and binding agreement of MCI WorldCom, enforceable against it in accordance with its terms.

          (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, subject to the approval of this Agreement and the MCI WorldCom Stock Issuance by the Required MCI WorldCom Vote, conflict with, or result in, a Violation pursuant to: (A) any provision of the articles of incorporation or by-laws of MCI WorldCom or the governing documents of any Subsidiary of MCI WorldCom, or

(B) except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MCI WorldCom or any Subsidiary of MCI WorldCom or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to MCI WorldCom or any Subsidiary of MCI WorldCom in connection with the execution and delivery of this Agreement by MCI WorldCom or the consummation of the Merger and the other transactions contemplated hereby, except for (A) those required under or in relation to the rules and regulations of Nasdaq, (B) the Required Consents and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (d) Reports and Financial Statements. MCI WorldCom has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "MCI WorldCom SEC Reports"). No Significant Subsidiary of MCI WorldCom is required to file any form, report or other document with the SEC. None of the MCI WorldCom SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the MCI WorldCom SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of MCI WorldCom and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such MCI WorldCom SEC Reports, as of their respective dates (and as of the date of any amendment to the respective MCI WorldCom SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (e) Information Supplied. (i) None of the information supplied or to be supplied by MCI WorldCom for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Sprint stockholders or MCI WorldCom shareholders or at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

          (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by MCI WorldCom with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Sprint for inclusion or incorporation by reference therein.

          (f) Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Knowledge of MCI WorldCom, threatened against or affecting MCI WorldCom or any of its Subsidiaries that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MCI WorldCom or any of its Subsidiaries having, or that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (g) Compliance with Applicable Laws. MCI WorldCom and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of MCI WorldCom and its Subsidiaries taken as a whole (the "MCI WorldCom Permits"), except where the failure to have any such MCI WorldCom Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. MCI WorldCom and its Subsidiaries are in compliance with the terms of the MCI WorldCom Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. Subject to obtaining the Required Consents, the Merger, in and of itself, would not cause the revocation or cancelation of any MCI WorldCom Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (h) State Takeover Statutes; Approvals. The Board of Directors of MCI WorldCom has approved and recommended the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including the amendments to MCI WorldCom's articles of incorporation contemplated hereby) and such approval of the Board of Directors of MCI WorldCom constitutes approval of the Merger and the other transactions contemplated hereby (including the amendments to MCI WorldCom's articles of incorporation contemplated hereby) by the Board of Directors of MCI WorldCom to the extent applicable under Article Eleven of MCI WorldCom's articles of incorporation and represents all the action necessary to ensure that Article Eleven of MCI WorldCom's articles of incorporation does not apply to Sprint in connection with the Merger and the other transactions contemplated hereby. No Georgia or Kansas state takeover statute (including Section 14-2-1110 et seq. and Section 14-2-1131 et seq. of the GBCC) is applicable to MCI WorldCom in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. Other than those that have been made prior to the date hereof, no approval or determination of the Board of Directors of MCI WorldCom or any committee thereof is required with respect to any class or series of MCI WorldCom Capital Stock or under MCI WorldCom's articles of incorporation or by-laws to approve this Agreement or any of the transactions contemplated hereby.

          (i) Intellectual Property; Year 2000. (i) MCI WorldCom and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all

Intellectual Property Rights used in the business of MCI WorldCom and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (ii) To the Knowledge of MCI WorldCom, neither MCI WorldCom nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. To the Knowledge of MCI WorldCom, neither MCI WorldCom nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that MCI WorldCom or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. To the Knowledge of MCI WorldCom, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of MCI WorldCom or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (iii) As of the date of this Agreement, MCI WorldCom and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by MCI WorldCom or any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (i) date-related data into and between the years 1999 and 2000 and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, MCI WorldCom reasonably believes that such effort will be successful.

          (j) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since June 30, 1999, MCI WorldCom and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change in MCI WorldCom, (ii) until the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MCI WorldCom's capital stock, other than dividends payable on MCI WorldCom's preferred stock in accordance with their terms as of the date of this Agreement, (iii) until the date of this Agreement, any split, combination or reclassification of any of MCI WorldCom 's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of MCI WorldCom's capital stock, (iv) until the date of this Agreement, except insofar as may be required by a change in U.S. GAAP, any change in accounting methods, principles or practices by MCI WorldCom materially affecting its consolidated financial position or consolidated results of operations or (v) until the date of this Agreement, except insofar as Sprint has given its consent, which consent shall not be unreasonably withheld or delayed, any tax election (or settlement or compromise of any material income tax liability) that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (k) Vote Required. The affirmative vote (the "Required MCI WorldCom Vote") of (i) holders of shares of MCI WorldCom Common Stock and MCI WorldCom Series B Preferred Stock representing a majority of all the votes entitled to be cast at a meeting of the holders of outstanding shares of capital stock of MCI WorldCom, voting as a single voting group, is the only vote of the holders of any class or series of MCI WorldCom capital stock necessary to approve the Merger (which would include the amendment to MCI WorldCom's articles of incorporation contemplated hereby) and (ii) a majority of the total votes cast by the holders of shares of MCI WorldCom Common Stock is the only vote of the holders of any class or series of capital stock of MCI WorldCom necessary to approve, in accordance with the applicable rules of Nasdaq, the issuance (the "MCI WorldCom Stock Issuance") of MCI WorldCom Capital Stock pursuant to the Merger.

          (l) MCI WorldCom Rights Agreement. No amendment to the MCI WorldCom Rights Agreement is required to be made by MCI WorldCom in connection with the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person on behalf of MCI WorldCom is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Salomon Smith Barney Inc., whose fees and expenses will be paid by MCI WorldCom in accordance with MCI WorldCom's agreement with such firm, based upon arrangements made by or on behalf of MCI WorldCom and previously disclosed to Sprint.

          (n) Opinion of Financial Advisor. MCI WorldCom has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the FON Exchange Ratio and the PCS Stock Merger Consideration are fair, from a financial point of view, to MCI WorldCom, a copy of which opinion will promptly be made available to Sprint.

          (o) ERISA Compliance. (i) With respect to MCI WorldCom's Benefit Plans, no liability has been incurred and to the Knowledge of MCI WorldCom there exists no condition or circumstances in connection with which MCI WorldCom or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom, in each case under ERISA, the Code or any other applicable law.

          (ii) Each of MCI WorldCom's Benefit Plans has been administered in accordance with its terms, except for any failures so to administer any such Benefit Plan that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. MCI WorldCom, its Subsidiaries and all MCI WorldCom's Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (iii) None of MCI WorldCom or any of its Subsidiaries sponsors or contributes to any of MCI WorldCom's Benefit Plans that is subject to Title IV of ERISA.

          (iv) MCI WorldCom and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against MCI WorldCom or any of its Subsidiaries pending or, to the Knowledge of MCI WorldCom, threatened which may interfere with the respective business activities of MCI WorldCom or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. As of the date of this Agreement, to the Knowledge of MCI WorldCom, none of MCI WorldCom, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of MCI WorldCom or any of its Subsidiaries, and there is no action, charge or complaint against MCI WorldCom or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, in each case except where such practices, actions, charges or complaints are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (v) No employee of MCI WorldCom or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any of MCI WorldCom's Benefit Plans as a result of the transactions contemplated by this Agreement, except to the extent that such benefits, acceleration or vesting are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. No amount payable, or economic benefit provided, by MCI WorldCom or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code, except to the extent that, if such payment or benefit was an "excess parachute payment", such payment or benefit is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. No Person is entitled to receive any additional payment from MCI WorldCom or its Subsidiaries or any other Person in the event that the excise tax of Section 4999 of the Code is imposed on such Person, except to the extent that any such additional payment is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (p) Taxes. (i) (A) Each of MCI WorldCom and its Subsidiaries and each MCI WorldCom Consolidated Group has timely filed or has caused to be timely filed all material tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, (B) all tax returns and reports filed by MCI WorldCom and each of its Subsidiaries and each MCI WorldCom Consolidated Group are complete and accurate in all respects and (C) MCI WorldCom and each of its Subsidiaries and each MCI WorldCom Consolidated Group has paid (or MCI WorldCom or another member of such MCI WorldCom Consolidated

Group has paid on its behalf) all taxes shown as due on such returns and reports, and the reserve for current taxes shown on the most recent financial statements contained in the MCI WorldCom Filed SEC Reports (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) is adequate to cover all taxes payable by MCI WorldCom and its Subsidiaries and each MCI WorldCom Consolidated Group for all taxable periods and portions thereof through the date of such financial statements, except for any such failure to file, incompleteness or inaccuracy, failure to pay, or inadequacy of such reserve, that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against MCI WorldCom or any of its Subsidiaries or any MCI WorldCom Consolidated Group that are not adequately reserved for, except for deficiencies that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom and no requests for waivers of time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any Federal taxes due from MCI WorldCom and its Subsidiaries has expired for all taxable years of MCI WorldCom and each of its Subsidiaries through 1987. The Federal income tax returns of MCI WorldCom and each of its Subsidiaries have been examined by and settled with the Internal Revenue Services for all years through 1987.

          (iii) Neither MCI WorldCom nor any of its Subsidiaries has taken or has agreed to take any action or has any Knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (iv) Neither MCI WorldCom nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or series of "related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (v) MCI WorldCom does not believe that it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, although it has not determined or established whether it will be a United States real property holding corporation in the future.

          (vi) As used in this Agreement, "MCI WorldCom Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which MCI WorldCom (or any Subsidiary of MCI WorldCom) is or has ever been a member or any group of corporations with which MCI WorldCom files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          4.1 Covenants of Sprint. During the period from the date of this Agreement and continuing until the Effective Time, Sprint agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Sprint Disclosure Schedule or to the extent that MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, Sprint shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by Sprint or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.1 or Section 4.1 of the Sprint Disclosure Schedule shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital. Sprint shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) Sprint may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.125 per share of Sprint FON Stock (and any corresponding cash dividends on shares held by the Class A Holders) and regular dividends required by the terms of the Sprint Preferred Stock as in effect on the date hereof, in each case with usual record and payment dates for such dividends in accordance with Sprint's past practice and
(B) dividends by wholly owned Subsidiaries of Sprint to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Sprint which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Sprint of Sprint Common Stock (and the associated Sprint Rights) in the ordinary course of business consistent with past practice in connection with the Sprint Benefit Plans and the terms of the Sprint Conversion Shares as in effect on the date hereof and except for the redemption of the Sprint Second Series Preferred Stock pursuant to Section 5.14.

          (c) Issuance of Securities. Sprint shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Sprint Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Sprint Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Sprint Common Stock (and the associated

Sprint Rights) upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms or upon the exercise of the stock options issued pursuant to clause (vi) below,
(ii) the issuance of Sprint Capital Stock upon the conversion of Sprint Conversion Securities pursuant to the terms thereof as in effect on the date hereof, (iii) the issuance of Sprint PCS Stock pursuant to the exercise of Warrants pursuant to the terms of the Warrant Agreements as in effect on the date hereof, (iv) issuances by a wholly owned Subsidiary of Sprint of capital stock to such Subsidiary's parent, (v) issuances in accordance with the Sprint Rights Agreement, (vi) issuances of stock options in connection with regular option grants by Sprint or issuances of stock options for new hires or issuances of restricted stock, in each case in the ordinary course of business and consistent with past practice pursuant to the Sprint Benefit Plans, (vii) the issuance of shares of Sprint Capital Stock pursuant to purchase rights or preemptive rights held by stockholders of Sprint under the terms of the instruments or agreements as in effect on the date hereof pursuant to which such shares were issued, (viii) the issuance of Sprint Capital Stock pursuant to acquisitions permitted under Section 4.1(e) hereof or under Section 4.1 of the Sprint Disclosure Schedule or (ix) as provided in Section 5.7 of the Sprint Disclosure Schedule.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, Sprint shall not amend its articles of incorporation or by-laws.

          (e) No Acquisitions. Sprint shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets; provided, however, that the foregoing shall not prohibit (i) acquisitions of assets used in the operations of the business of Sprint and its Subsidiaries in the ordinary course of business consistent with past practice, (ii) internal reorganizations or consolidations involving existing Subsidiaries of Sprint or (iii) the creation of new Subsidiaries of Sprint organized to conduct or continue activities otherwise permitted by this Agreement, so long as any action otherwise permitted by this proviso could not reasonably be expected to result in (A) any of the conditions to the Merger set forth in
Article VI not being satisfied or (B) a material delay in the satisfaction of any such conditions.

          (f) No Dispositions. Other than (i) in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint and its Subsidiaries taken as a whole or (ii) internal reorganizations or consolidations involving existing Subsidiaries of Sprint, Sprint shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any of its assets.

          (g) Indebtedness; Investments. Sprint shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Sprint or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, except for (A) short-term borrowings, senior bank or similar bank financing or, subject to prior consultation with MCI WorldCom, any other indebtedness incurred by Sprint or any of its Subsidiaries with a maturity date not to exceed five years from the date of its original issuance (provided that the consummation of this Agreement or any of the transactions contemplated hereby shall not give rise to, cause or result in, a default or event of default under the agreement or instrument governing any such indebtedness or, an obligation to pay any amount thereunder solely as a result of the consummation of this Agreement or any of the transactions contemplated hereby) incurred in the ordinary course of business consistent with past practice (or to refund existing or maturing indebtedness) and (B) intercompany indebtedness between Sprint and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, (ii) make any loans or advances to any other Person, other than (A) employee loans or advances made by Sprint in the ordinary course of business consistent with past practice and (B) loans or advances made between Sprint and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (iii) investments in any Person other than (A) investments in wholly owned Subsidiaries and (B) investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint.

          (h) New Line of Business; Capital Expenditures. Sprint shall not, and shall not permit any of its Subsidiaries to, (i) enter into any new material line of business outside its Core Businesses (as defined in Sprint's articles of incorporation) or (ii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business and which are not in excess of the amounts set forth in
Section 4.1(h) of the Sprint Disclosure Schedule.

          (i) Tax-Free Qualification. Sprint shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (j) Other Actions. Sprint shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
Article VI not being satisfied or (ii) a material delay in the satisfaction of any such conditions.

          (k) Accounting Methods. Except as disclosed in the Sprint Filed SEC Reports, or as required by a Governmental Entity, Sprint shall not make any material change in its methods of accounting in effect at December 31, 1998, except as required by changes in U.S. GAAP as concurred in by Sprint's independent auditors. Sprint shall not change its fiscal year.

          (l) Representations and Warranties. Sprint shall not take any action that would cause the representations and warranties set forth in Section 3.1(j) to no longer be true and correct.

          (m) Authorization of the Foregoing. Sprint shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

          4.2 Covenants of MCI WorldCom. During the period from the date of this Agreement and continuing until the Effective Time, MCI WorldCom agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the MCI WorldCom Disclosure Schedule or to the extent that Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, MCI WorldCom shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by MCI WorldCom or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.2 shall be deemed a breach of this
Section 4.2(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by MCI WorldCom of MCI WorldCom Capital Stock (and the associated MCI WorldCom Rights) in the ordinary course of business consistent with past practice in connection with share options, share incentive schemes, profit sharing schemes or other benefit plans of MCI WorldCom or repurchases of shares of MCI WorldCom Common Stock in open market or privately negotiated transactions. In the event MCI WorldCom changes (or establishes a record date for changing) the number of shares of MCI WorldCom Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding MCI WorldCom Common Stock and the record date therefor shall be prior to the Effective Time, the applicable Merger Consideration shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event MCI WorldCom pays (or establishes a record date for payment of) any dividend on, or makes any other distribution in respect of, MCI WorldCom Common Stock, the applicable Merger Consideration shall be appropriately adjusted to reflect such dividend or distribution. Without limiting the foregoing, the issuance of MCI WorldCom Rights pursuant to the MCI WorldCom Rights Agreement in respect of each share of MCI WorldCom PCS Stock shall not cause, or result in, any adjustment pursuant to this Section 4.2(b).

          (c) No Acquisitions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in any event (i) with a value in excess of an amount equal to 20% of the market capitalization of MCI WorldCom, for any one acquisition and 30% thereof for all acquisitions before the Closing, in each case as determined on the date of its entering into an agreement therefor or (ii) that could reasonably be expected to result in (A) any of the conditions to the Merger set forth in

Article VI not being satisfied or (B) a material delay in the satisfaction of any such conditions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business outside its existing core businesses.

          (d) No Dispositions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of all or substantially all of any material line of business for MCI WorldCom and its Subsidiaries taken as a whole.

          (e) Tax-Free Qualification. MCI WorldCom shall not and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (f) Other Actions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, take any action that would, or could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
Article VI not being satisfied or (ii) a material delay in the satisfaction of such conditions.

          (g) Representations and Warranties. MCI WorldCom shall not take any action that would cause the representations and warranties set forth in
Section 3.2(j)(i) to no longer be true and correct.

          (h) Authorization of the Foregoing. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take, any of the foregoing actions.

          4.3 Control of Other Party's Business. Nothing contained in this Agreement shall give Sprint, directly or indirectly, the right to control or direct MCI WorldCom's operations prior to the Effective Time. Nothing contained in this Agreement shall give MCI WorldCom, directly or indirectly, the right to control or direct Sprint's operations prior to the Effective Time. Prior to the Effective Time, each of Sprint and MCI WorldCom shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          5.1 Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings. (a) As promptly as practicable following the date hereof, MCI WorldCom and Sprint shall jointly prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereto which shall constitute the joint proxy statement/prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and MCI WorldCom shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to the issuance of MCI WorldCom Capital Stock in the Merger (the "Form S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of MCI WorldCom and Sprint shall use all reasonable efforts to have the

Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. MCI WorldCom agrees that none of the information supplied or to be supplied by MCI WorldCom for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Sprint agrees that none of the information supplied or to be supplied by Sprint for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to MCI WorldCom and the MCI WorldCom Shareholders Meeting will be deemed to have been supplied by MCI WorldCom and information concerning or related to Sprint and the Sprint Stockholders Meeting shall be deemed to have been supplied by Sprint. No amendment or supplement to the information supplied by Sprint for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of Sprint, which approval shall not be unreasonably withheld or delayed.

          (b) Sprint shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Sprint Stockholders Meeting") for the purpose of obtaining the Required Sprint Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts, subject to Section 5.4, to solicit the adoption of this Agreement by the Required Sprint Vote and, subject to Section 5.4, the Board of Directors of Sprint shall recommend adoption of this Agreement by the stockholders of Sprint. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.4 and 7.1(e), Sprint agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Sprint of any Sprint Acquisition Proposal.

          (c) MCI WorldCom shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "MCI WorldCom Shareholders Meeting") for the purpose of obtaining the Required MCI WorldCom Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts, subject to Section 5.5, to solicit the approval of this Agreement by the Required MCI WorldCom Vote and, subject to Section 5.5, the Board of Directors of MCI WorldCom shall recommend the approval of this Agreement by the shareholders of MCI WorldCom. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.5 and 7.1(f), MCI WorldCom agrees that its obligations pursuant to the first sentence of this
Section 5.1(c)
shall not be affected by the commencement, public proposal, public disclosure or communication to MCI WorldCom of any MCI WorldCom Acquisition Proposal.

          (d) The Sprint Stockholders Meeting and the MCI WorldCom Shareholders Meeting shall take place on the same date, to the extent practicable; provided that, notwithstanding anything in this Agreement, neither such meeting shall take place earlier than the 121st day following the date of this Agreement.

          5.2 Access to Information. Upon reasonable notice, each of MCI WorldCom and Sprint shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of MCI WorldCom and Sprint shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of MCI WorldCom and Sprint may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 22, 1999, between Sprint and MCI WorldCom (the "Confidentiality Agreement"). Any investigation by MCI WorldCom or Sprint shall not affect the representations and warranties of Sprint or MCI WorldCom, as the case may be.

          5.3 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to
(i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are reasonably necessary to consummate the Merger and the transactions contemplated hereby (each a "Required Approval"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make, as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five Business Days of the date hereof), (ii) appropriate filings with the FCC and PUCs with respect to the transactions contemplated hereby, (iii) appropriate filings with the European Commission in accordance with applicable competition, merger control, antitrust or similar laws within the time periods specified thereunder, and (iv) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the such laws and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable. Notwithstanding the foregoing, nothing in this Section 5.3 shall require, or be deemed to require, (i) MCI WorldCom or Sprint to agree to or effect any divestiture or take any other action if doing so would, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger or (ii) MCI WorldCom or Sprint to agree to or effect any divestiture or take any other action that is not conditional on the consummation of the Merger.

          (b) Each of MCI WorldCom and Sprint shall, in connection with the efforts referenced in Section 5.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, PUCs, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communications given by it to, and consult with each other in advance to the extent practicable of any meeting or conference with, the FCC, PUCs, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FCC, PUCs, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of MCI WorldCom and Sprint shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.3. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Federal Communications Act, as amended, Regulation 4064/89, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

          (d) Sprint and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

          (e) MCI WorldCom and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

          5.4 No Solicitation by Sprint. (a) Sprint shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitutes a Sprint Competing Proposal or (ii) participate in any discussions or negotiations regarding any Sprint Competing Proposal; provided, however, that if, at any time during the period commencing on the 61st day after the date hereof and ending on the date the Required Sprint Vote is obtained (the "Sprint Applicable Period"), the Board of Directors of Sprint, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Sprint's stockholders, Sprint and its representatives may, in response to a Sprint Superior Proposal which did not result from a breach of this Section 5.4(a), and subject to providing prior or contemporaneous notice of its decision to take such action to MCI WorldCom, (x) furnish information with respect to Sprint and its Subsidiaries to any Person making a Sprint Superior Proposal pursuant to a customary confidentiality agreement (as determined by Sprint after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Sprint Superior Proposal. This Section 5.4 is subject to Section 5.4 of the Sprint Disclosure Schedule. For purposes of this Agreement, "Sprint Competing Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of Sprint and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of Sprint Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Sprint Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Sprint Superior Proposal" means (i) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Sprint Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its Subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (ii) otherwise on terms which the Board of Directors of Sprint determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Sprint, (x) would be more favorable than the Merger to Sprint's stockholders taken as a whole, (y) is reasonably capable of being completed and (z) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

          (b) Neither the Board of Directors of Sprint nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to MCI WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to
Section 5.4(d), modify, or propose publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Sprint Competing Proposal or
(iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, a "Sprint Acquisition Agreement") related to any Sprint Competing Proposal. Notwithstanding the foregoing, during the Sprint Applicable Period, in response to a Sprint Superior Proposal which did not result from a breach of Section 5.4(a), if the Board of Directors of Sprint, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Sprint's stockholders, the Board of Directors of Sprint may (x) modify or propose publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation of the Merger or this Agreement by the Board of Directors of Sprint and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Sprint to enter into any Sprint Acquisition Agreement with respect to any Sprint Superior Proposal), but, in the case of clause (y), only at a time that is during the Sprint Applicable Period and is after the fourth Business Day (or the second calendar day in the case of a material amendment to a Sprint Superior Proposal) following MCI WorldCom's receipt of written notice advising MCI WorldCom that the Board of Directors of Sprint is prepared to accept a Sprint Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such Sprint Superior Proposal (or any material amendment thereto) and identifying the Person making such Sprint Superior Proposal (or any material amendment thereto).

          (c) In addition to the obligations of Sprint set forth in paragraphs
(a) and (b) of this Section 5.4, Sprint shall promptly advise MCI WorldCom of any Sprint Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or Sprint Competing Proposal and the identity of the Person making such request or Sprint Competing Proposal. Sprint will promptly keep MCI WorldCom reasonably informed of the status (including amendments) of any such request or Sprint Competing Proposal.

          (d) Nothing contained in this Section 5.4 shall prohibit Sprint from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Sprint's stockholders if, in the good faith judgment of the Board of Directors of Sprint, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 5.4(b), neither Sprint nor its Board of Directors nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Sprint Competing Proposal.

          5.5 No Solicitation by MCI WorldCom. (a) MCI WorldCom shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person,
(i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitutes an MCI WorldCom Competing Proposal or (ii) participate in any discussions or negotiations regarding any MCI WorldCom Competing Proposal; provided, however, that if, at any time during the period commencing on the 61st day after the date hereof and ending on the date Required MCI WorldCom Vote is obtained (the "MCI WorldCom Applicable Period"), the Board of Directors of MCI WorldCom, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of MCI WorldCom's shareholders, MCI WorldCom and its representatives may, in response to an MCI WorldCom Superior Proposal which did not result from a breach of this Section 5.5(a), and subject to providing prior or contemporaneous notice of its decision to take such action to Sprint, (x) furnish information with respect to MCI WorldCom and its Subsidiaries to any Person making an MCI WorldCom Superior Proposal pursuant to a customary confidentiality agreement (as determined by MCI WorldCom after consultation with its outside counsel) and
(y) participate in discussions or negotiations regarding such MCI WorldCom Superior Proposal. For purposes of this Agreement, "MCI WorldCom Competing Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of MCI WorldCom and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of MCI WorldCom Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of MCI WorldCom Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its Subsidiaries in which the other party thereto or its shareholders will own 20% or more of the combined voting power of the shares of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, an "MCI WorldCom Superior Proposal" means (i) (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom Common Stock, or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving

MCI WorldCom or any of its Subsidiaries in which (1) the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and (2) representatives of such other party shall represent a majority of the Board of Directors of such parent entity, and (ii) otherwise on terms which the Board of Directors of MCI WorldCom determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of MCI WorldCom, (x) would be more favorable than the Merger to MCI WorldCom's shareholders taken as a whole, (y) is reasonably capable of being completed and (z) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

          (b) Neither the Board of Directors of MCI WorldCom nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Sprint, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 5.5(d), modify, or propose publicly to modify, in a manner adverse to Sprint, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any MCI WorldCom Competing Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "MCI WorldCom Acquisition Agreement") related to any MCI WorldCom Competing Proposal. Notwithstanding the foregoing, during the MCI WorldCom Applicable Period, in response to an MCI WorldCom Superior Proposal which did not result from a breach of Section 5.5(a), if the Board of Directors of MCI WorldCom, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of MCI WorldCom's shareholders, the Board of Directors of MCI WorldCom may (x) modify or propose publicly to modify, in a manner adverse to Sprint, the approval or recommendation of the Merger or this Agreement by the Board of Directors of MCI WorldCom and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause MCI WorldCom to enter into any MCI WorldCom Acquisition Agreement with respect to any MCI WorldCom Superior Proposal), but, in the case of clause (y), only at a time that is during the MCI WorldCom Applicable Period and is after the fourth Business Day (or the second calendar day in the case of a material amendment to an MCI WorldCom Superior Proposal) following Sprint's receipt of written notice advising Sprint that the Board of Directors of MCI WorldCom is prepared to accept an MCI WorldCom Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such MCI WorldCom Superior Proposal (or any material amendment thereto) and identifying the Person making such MCI WorldCom Superior Proposal (or any material amendment thereto).

          (c) In addition to the obligations of MCI WorldCom set forth in paragraphs (a) and (b) of this Section 5.5, MCI WorldCom shall promptly advise Sprint of any MCI WorldCom Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or MCI WorldCom Competing Proposal and the identity of the Person making such request or MCI WorldCom Competing Proposal. MCI WorldCom will promptly keep Sprint reasonably informed of the status (including amendments) of any such request or MCI WorldCom Competing Proposal.

          (d) Nothing contained in this Section 5.5 shall prohibit MCI WorldCom from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to MCI WorldCom's shareholders if, in the good faith judgment of the Board of Directors of MCI WorldCom, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 5.5(b), neither MCI WorldCom nor its Board of Directors nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an MCI WorldCom Competing Proposal.

          5.6 Sprint Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Sprint (or, if appropriate, any committee administering the Sprint Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Sprint Stock Options (each, as so adjusted, an "Adjusted Option"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Sprint Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such Sprint Stock Option, as follows:

               (A) each Sprint Stock Option to acquire shares of Sprint FON Stock will be converted into an option to acquire the number of shares of MCI WorldCom Common Stock determined by multiplying the number of shares of Sprint FON Stock subject to such Sprint Stock Option by the FON Exchange Ratio (rounded up to the nearest whole share) at an exercise price determined by dividing the exercise price set forth in such Sprint Stock Option by the FON Exchange Ratio (rounded up to the nearest whole cent); and

               (B) each Sprint Stock Option to acquire shares of any class of Sprint PCS Stock will be converted into an option to acquire:

                         (x) an equivalent number of shares of MCI WorldCom
                    Series 1 PCS Stock at the same exercise price as the exercise price for such Sprint PCS Stock plus

                         (y) an amount of MCI WorldCom Common Stock for no
                    additional consideration equal to the number of shares of such Sprint PCS Stock subject to such Sprint Stock Option multiplied by the PCS Exchange Ratio, (rounded up to the nearest whole share) (the "MCI WorldCom Common Stock Option Shares"), where such option shall automatically be exercised (as part of the exercise of the option to acquire MCI WorldCom Series 1 PCS Stock described in the preceding clause (x)) for a number of shares of MCI WorldCom Common Stock each time that such option to acquire MCI WorldCom Series 1 PCS Stock is exercised, and where the number of shares of MCI WorldCom Common Stock to be acquired upon such exercise shall:

                              (1) equal "Z" (rounded up to the nearest whole
                         share), where "Z" equals (i) the number of shares of MCI WorldCom Series 1 PCS Stock to be acquired pursuant to such exercise of such option multiplied by (ii) the PCS Exchange Ratio; or

                              (2) equal the number of shares of MCI WorldCom
                         Common Stock which remain subject to such option, if such exercise is for all the shares of MCI WorldCom Series 1 PCS Stock which remain subject to such option;

                    ; provided, however, that the maximum number of shares of MCI WorldCom Common Stock issuable pursuant to all such exercises of an Adjusted Option described in this Section 5.6(a)(i)(B) shall not in the aggregate exceed the number of MCI WorldCom Common Stock Option Shares; and

          (ii) make such other changes to the Sprint Stock Option Plans as MCI WorldCom and Sprint may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided in this Section 5.6 with respect to any Sprint Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) Prior to the Effective Time, MCI WorldCom shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of MCI WorldCom following the Effective Time) to assume as of the Effective Time all obligations undertaken by, or on behalf of, Sprint under Section 5.6(a) and to adopt at the Effective Time the Sprint Stock Option Plans and each Adjusted Option and to take all other action called for in this Section 5.6, including the reservation, issuance and listing of MCI WorldCom Capital Stock in a number at least equal to the number of shares of MCI WorldCom Common Stock that will be subject to the Adjusted Options.

          (d) As soon as practicable following the Effective Time, MCI WorldCom shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of MCI WorldCom Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Sprint Stock Option Plans after the Effective Time may remain outstanding.

          (e) As soon as practicable after the Effective Time, MCI WorldCom shall deliver to the holders of the Sprint Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Sprint Stock Option Plans and the agreements evidencing the grants of such Sprint Stock Options and that such Sprint Stock Options and agreements shall be assumed by MCI WorldCom and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

          (f) Except as otherwise expressly provided in this Section 5.6 and except to the extent required under the respective terms of the Sprint Stock Options, all restrictions or limitations on transfer and vesting with respect to the Sprint Stock Options awarded under the Sprint Stock Option Plans or any other plan, program or arrangement of Sprint or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by MCI WorldCom as set forth above.

          5.7 Employee Matters. (a) During the one-year period following the Effective Time (the "Transition Period"), MCI WorldCom shall maintain employee benefit plans, programs and policies for the employees of Sprint and its Subsidiaries which, in the aggregate, are substantially comparable to the employee benefit plans, programs and policies provided by Sprint and its Subsidiaries before the Effective Time (other than Sprint's Employees Stock Purchase Plan). Furthermore, no employee of Sprint or a Subsidiary of Sprint shall have his or her base hourly rate of pay, base salary or bonus opportunity reduced during the Transition Period except to the extent such reduction is called for as a result of a violation of MCI WorldCom's generally applicable policies or a failure to satisfy MCI WorldCom's generally applicable performance standards for similarly situated MCI WorldCom employees. The participant accounts in each unfunded plan, program or policy of Sprint and each Subsidiary of Sprint which are designed to track the performance of Sprint Capital Stock but which only pay benefits in cash shall be converted at the Effective Time to accounts which track the performance of the corresponding MCI WorldCom Capital Stock based upon the principles set forth in this Agreement for converting Sprint Capital Stock to MCI WorldCom Capital Stock except that there shall be no rounding up or down as part of such conversions.

          (b) During the one-year period following the Transition Period, the employees of Sprint and each Subsidiary of Sprint shall be eligible to participate in employee benefit plans, programs and policies which, in the aggregate, are substantially comparable to the employee benefit plans, programs and policies maintained by MCI WorldCom for similarly situated employees. Each employee of Sprint and each Subsidiary of Sprint shall receive full credit under each applicable MCI WorldCom plan, program or policy for his or her service as an employee of Sprint and any Subsidiary of Sprint on the same basis that he or she would have received such credit if such service had been completed as an employee of MCI WorldCom for purposes of satisfying any service requirement to participate in such plan, program or policy (including any plan, program or policy which provides post-retirement medical benefits) and any service requirement to receive a non-forfeitable interest in the benefits under such plan, program or policy. Furthermore, if any such MCI WorldCom plan, program or policy has any active employment requirements, pre-existing condition requirements, co-pay, coinsurance or deductible requirements in effect for a year and an employee of Sprint or a Subsidiary of Sprint had satisfied (or had made payments towards satisfying) such requirements for a part of such year as a participant in a Sprint plan, program or policy, such employee shall receive full credit for satisfying (or for payments made towards satisfying) such requirements in the MCI WorldCom plan, program or policy for such year when he or she begins to participate in such plan, program or policy and any such co-pay, coinsurance or deductible requirements for such year under the MCI WorldCom plan, program or policy shall be no greater than the co-pay, coinsurance or deductible requirement under the Sprint plan, program or policy for such year.

          (c) MCI WorldCom and Sprint will implement the provisions relating to Sprint employee matters set forth in Section 5.7 of the Sprint Disclosure Schedule.

          5.8 Fees and Expenses. (a) Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act and for filings with the European Commission, which shall be shared equally by MCI WorldCom and Sprint. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

          (b) If (1) prior to the date the Required Sprint Vote is obtained a Sprint Competing Proposal shall have been made to Sprint or any of its Subsidiaries or shall have been made directly to the stockholders of Sprint generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Sprint Competing Proposal and thereafter this Agreement is terminated by either MCI WorldCom or Sprint pursuant to Section 7.1(b) without a Sprint Stockholders Meeting having occurred or 7.1(d)(i) or
(2) this Agreement is terminated (i) by Sprint pursuant to Section 7.1(e) or
(ii) by MCI WorldCom pursuant to Section 7.1(j), then Sprint shall promptly, but in no event later than the date of such termination, pay MCI WorldCom a fee equal to $2.5 billion (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to MCI WorldCom pursuant to clause (1) or (2)(ii) of this paragraph (b) unless and until within 12 months of such termination Sprint or any of its Subsidiaries enters into any Sprint Acquisition Agreement with respect to, or approves or consummates, any Sprint Competing Proposal (for the purposes of the foregoing proviso the term "Sprint Competing Proposal" shall mean a Sprint Superior Proposal pursuant to clause (i) (without giving effect to clause
(ii)) of the definition thereof in Section 5.4(a), in which event the Termination Fee shall be payable upon the first to occur of such events. Sprint acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MCI WorldCom would not enter into this Agreement; accordingly, if Sprint fails promptly to pay the amount due pursuant to this
Section 5.8(b), and, in order to obtain such payment, MCI WorldCom commences a suit which results in a judgment against Sprint for the fee set forth in this
Section 5.8(b), Sprint shall pay to MCI WorldCom its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          (c) If (1) prior to the date the Required MCI WorldCom Vote is obtained an MCI WorldCom Competing Proposal shall have been made to MCI WorldCom or any of its Subsidiaries or shall have been made directly to the shareholders of MCI WorldCom generally or any Person shall have publicly announced an intention (whether or not conditional) to make an MCI WorldCom Competing Proposal and thereafter this Agreement is terminated by either MCI WorldCom or Sprint pursuant to Section 7.1(b) without an MCI WorldCom Shareholders Meeting having occurred or 7.1(d)(ii) or (2) this Agreement is terminated (i) by MCI WorldCom pursuant to Section 7.1(f) or (ii) by Sprint pursuant to Section 7.1(i), then MCI WorldCom shall promptly, but in no event later than the date of such termination, pay Sprint the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Sprint pursuant to clause (1) or (2)(ii) of this paragraph (c) unless and until within 12 months of such termination MCI WorldCom or any of its Subsidiaries enters into any MCI WorldCom Acquisition Agreement with respect to, or approves or consummates, any MCI WorldCom Competing Proposal (for the purposes of the foregoing proviso the term "MCI WorldCom Competing Proposal" shall mean an MCI WorldCom Superior Proposal pursuant to clause (i) (without giving effect to clause (ii)) of the definition thereof in Section 5.5(a), in which event the Termination Fee shall be payable upon the first to occur of such events. MCI WorldCom acknowledges that the agreements contained in this Section 5.8(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Sprint would not enter into this Agreement; accordingly, if MCI WorldCom fails promptly to pay the amount due pursuant to this Section 5.8(c), and, in order to obtain such payment, Sprint commences a suit which results in a judgment against MCI WorldCom for the fee set forth in this Section 5.8(c), MCI WorldCom shall pay to Sprint its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          5.9 Indemnification, Exculpation and Insurance. (a) MCI WorldCom agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Sprint and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Sprint, the existence of which does not constitute a breach of this Agreement, shall be assumed by MCI WorldCom, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) In the event that MCI WorldCom or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of MCI WorldCom assume the obligations set forth in this Section 5.9.

          (c) For six years after the Effective Time, MCI WorldCom shall maintain in effect Sprint's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by Sprint's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall MCI WorldCom be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Sprint for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, MCI WorldCom shall be obligated to obtain a policy with the greatest coverage available for such amount.

          5.10 Sprint Rights Agreement. The Board of Directors of Sprint shall take all action to the extent necessary (including amending the Sprint Rights Agreement) in order to render the Sprint Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or, with respect to a Sprint Superior Proposal, concurrently with or after a termination of this Agreement by Sprint in accordance with Section 5.4(b), the Board of Directors of Sprint shall not, without the prior written consent of MCI WorldCom, (a) amend the Sprint Rights Agreement or (b) take any action with respect to, or make any determination under, the Sprint Rights Agreement, including a redemption of the Sprint Rights, in each case in order to facilitate a Sprint Competing Proposal.

          5.11 MCI WorldCom Rights Agreement. The Board of Directors of MCI WorldCom shall take all action to the extent necessary (including amending the MCI WorldCom Rights Agreement) in order to render the MCI WorldCom Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or, with respect to an MCI WorldCom Superior Proposal, concurrently with or after a termination of this Agreement by MCI WorldCom in accordance with Section 5.5(b), the Board of Directors of MCI WorldCom shall not, without the prior written consent of Sprint, (a) amend the MCI WorldCom Rights Agreement or (b) take any action with respect to, or make any determination under, the MCI WorldCom Rights Agreement, including a redemption of the MCI WorldCom Rights, in each case in order to facilitate an MCI WorldCom Competing Proposal. Notwithstanding the foregoing, MCI WorldCom may amend the MCI WorldCom Rights Agreement to effect a transaction permitted by Section 4.2(c) of this Agreement.

          5.12 Public Announcements. Sprint and MCI WorldCom shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

          5.13 Listing. MCI WorldCom shall use its reasonable best efforts to cause the shares of MCI WorldCom Common Stock, MCI WorldCom Series 1 PCS Stock and MCI WorldCom Series 1 Preferred Stock to be issued in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance.

          5.14 Redemption of Sprint Second Series Preferred Stock. Prior to the Effective Time, Sprint shall have redeemed all the issued and outstanding shares of Sprint Second Series Preferred Stock in accordance with the terms of Sprint's articles of incorporation.

          5.15 Affiliate Letter. On or prior to the date of the Sprint Stockholders Meeting, Sprint will deliver to MCI WorldCom a letter (the "Sprint Affiliate Letter") identifying all Persons who are, or may be, "affiliates" of Sprint for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, Sprint will use its reasonable efforts to deliver on behalf of each Person identified as an "affiliate" in the Sprint Affiliate Letter a written agreement in connection with restrictions on affiliates under Rule 145.

          5.16 Tax Treatment. Each of MCI WorldCom and Sprint shall use reasonable efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including the execution of the letters of representation referred to therein updated as necessary. Sprint and MCI WorldCom and their respective Subsidiaries shall treat the MCI WorldCom Common Stock, MCI WorldCom PCS Stock, MCI WorldCom Series FT Common Stock, MCI WorldCom Series DT Common Stock, MCI WorldCom Series 2 Common Stock and MCI WorldCom Series 3 Common Stock (together, the "MCI WorldCom Relevant Stock") received in the Merger by holders of Sprint Common Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of Sprint and MCI WorldCom covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 5.16, including any such challenge to the treatment of the MCI WorldCom Relevant Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of Sprint and MCI WorldCom agrees that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, including any such fact or circumstance that is reasonably likely to prevent the MCI WorldCom Relevant Stock from being treated as property permitted to be received under Section 354 of the Code without the recognition of gain, it will promptly notify the other party in writing.

          5.17 Assumption Agreement and Supplemental Indentures. Prior to or at the Effective Time, MCI WorldCom will execute and deliver (a) a written instrument to Sprint evidencing its obligation to deliver to each holder of a warrant granted pursuant to one of the Warrant Agreements other securities, cash or other assets as such holder may be entitled to purchase and the other obligations under the applicable Warrant Agreement, and (b) a supplemental indenture to each of the trustees with respect to the indentures named in
Section 5.17 of the Sprint Disclosure Schedule, in form satisfactory to each such trustee, as required under such indentures.

          5.18 Other Actions. Sprint will use reasonable efforts to cooperate with any request by MCI WorldCom to transfer certain assets of Sprint to any Subsidiary of Sprint, so long as such transfer(s) (a) would be permitted by applicable regulations, laws and contracts, (b) would not, individually or in the aggregate, adversely affect Sprint and (c) would be executed by Sprint at any time (as determined by Sprint) prior to the Effective Time.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Sprint and MCI WorldCom to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. (i) Sprint shall have obtained the Required Sprint Vote and (ii) MCI WorldCom shall have obtained the Required MCI WorldCom Vote.

          (b) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

          (c) FCC and Public Utility Commission Approvals. All approvals for the Merger from the FCC and from the PUCs shall have been obtained other than those the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger; provided, however, that the provisions of this Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such failure.

          (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; provided, however, that the provisions of this Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the failure to obtain such termination or expiration.

          (e) EU Antitrust. MCI WorldCom and Sprint shall have received in respect of the Merger and any matters arising therefrom: confirmation by way of a decision from the Commission of the European Union under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the Merger and any matters arising therefrom are compatible with the common market; provided, however, that the provisions of this Section 6.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the failure to obtain such confirmation.

          (f) Nasdaq Listing. The shares of MCI WorldCom Common Stock, MCI WorldCom Series 1 PCS Stock and MCI WorldCom Series 1 Preferred Stock to be issued in the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          6.2 Additional Conditions to Obligations of MCI WorldCom. Other than as set forth in the Sprint Disclosure Schedule, the obligations of MCI WorldCom to effect the Merger are subject to the satisfaction of, or waiver by MCI WorldCom, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. (i) Each of the representations and warranties (other than as set forth in Section 3.1(b)(i), (ii) and (iii)) of Sprint set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV and except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on Sprint, and (ii) the representations and warranties of Sprint set forth in Section 3.1(b)(i), (ii) and (iii) shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV. MCI WorldCom shall have received a certificate of the chief executive officer and the chief financial officer of Sprint to such effect.

          (b) Performance of Obligations of Sprint. Sprint shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. MCI WorldCom shall have received a certificate of the chief executive officer and the chief financial officer of Sprint to such effect.

          (c) Tax Opinion. MCI WorldCom shall have received from Cravath, Swaine & Moore, counsel to MCI WorldCom, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the issuance of the MCI WorldCom Relevant Stock to the holders of the Sprint Common Stock in the Merger will not result in MCI WorldCom's recognizing an amount of income or gain or being subject to an amount of tax, in each case that individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MCI WorldCom. In rendering such opinions, counsel to MCI WorldCom shall be entitled to rely upon representations of officers of MCI WorldCom and Sprint substantially in the form of Appendices 3 and 4, respectively, and updated as necessary. The opinions shall be in substantially the same form as Appendix 1.

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in Sprint.

          6.3 Additional Conditions to Obligations of Sprint. The obligations of Sprint to effect the Merger are subject to the satisfaction of, or waiver by Sprint, on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. (i) Each of the representations and warranties (other than as set forth in Section 3.2(b)(i), (ii) and (iii)) of MCI WorldCom set forth in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV and except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on MCI WorldCom, and (ii) the representations and warranties of MCI WorldCom set forth in Section 3.2(b)(i), (ii) and (iii) shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Sprint shall have received a certificate of the chief executive officer and the chief financial officer of MCI WorldCom to such effect.

          (b) Performance of Obligations of MCI WorldCom. MCI WorldCom shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. Sprint shall have received a certificate of the chief executive officer and the chief financial officer of MCI WorldCom to such effect.

          (c) Tax Opinion. Sprint shall have received from King & Spalding, counsel to Sprint, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) Sprint and MCI WorldCom will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the MCI WorldCom Relevant Stock received in the Merger by holders of Sprint Common Stock is property permitted to be received under
Section 354 of the Code without the recognition of gain. In rendering such opinions, counsel to Sprint shall be entitled to rely upon representations of officers of MCI WorldCom and Sprint substantially in the form of Appendices 3 and 4, respectively, and updated as necessary. The opinions shall be in substantially the same form as Appendix 2.

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in MCI WorldCom.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

          7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Sprint or MCI WorldCom:

          (a) By mutual written consent of MCI WorldCom and Sprint, by action of their respective Boards of Directors;

          (b) By either Sprint or MCI WorldCom if the Effective Time shall not have occurred on or before December 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including Section 5.3) has caused, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Sprint or MCI WorldCom if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in each case (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1(c), (d) and (e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has caused or resulted in such action or inaction;

          (d) By either Sprint or MCI WorldCom if (i) the approval by the stockholders of Sprint required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Sprint Vote at a duly held Sprint Stockholders Meeting or at any adjournment or postponement thereof or (ii) the approval by the shareholders of MCI WorldCom required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required MCI WorldCom Vote at a duly held MCI WorldCom Shareholders Meeting or at any adjournment or postponement thereof;

          (e) By Sprint in accordance with Section 5.4(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, Sprint shall have complied with the notice provisions of
Section 5.4 and shall have paid the Termination Fee in accordance with Section 5.8(b);

          (f) By MCI WorldCom in accordance with Section 5.5(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, MCI WorldCom shall have complied with the notice provisions of Section 5.5 and shall have paid the Termination Fee in accordance with Section 5.8(c);

          (g) By Sprint, if MCI WorldCom shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) has not been or is incapable of being cured by MCI WorldCom within 45 calendar days after its receipt of written notice thereof from Sprint;

          (h) By MCI WorldCom, if Sprint shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) has not been or is incapable of being cured by Sprint within 45 calendar days after its receipt of written notice thereof from MCI WorldCom;

          (i) By Sprint, in the event that MCI WorldCom takes any action set forth in Section 5.5(b)(x); or

          (j) By MCI WorldCom, in the event that Sprint takes any action set forth in Section 5.4(b)(x).

          Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

          7.2 Effect of Termination. In the event of termination of this Agreement by either Sprint or MCI WorldCom as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MCI WorldCom or Sprint or their respective directors or officers except with respect to Section 3.1(m), Section 3.2(m), the second sentence of Section 5.2, Section 5.8, this Section 7.2 and Article VIII. Termination of this Agreement will not relieve a breaching party from liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Sprint and MCI WorldCom, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4 Extension; Waiver; Consent. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with or give a consent under any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension, waiver or consent shall be valid only if set forth in a written instrument signed on behalf of such party in its sole discretion. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

          8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this
Article VIII.

          8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to MCI WorldCom, to

               MCI WORLDCOM, Inc
               1801 Pennsylvania Avenue, NW
               Washington, DC 20006

               Attention:    Michael Salsbury, Esq.
               Facsimile No.: 202-887-3353


               MCI WORLDCOM, Inc
               10777 Sunset Office Drive, Suite 330
               St. Louis, MO 63127

               Attention:    P. Bruce Borghardt, Esq.
               Facsimile No.:  314-909-4101
                                with a copy to

                                   Cravath, Swaine & Moore
                                   Worldwide Plaza
                                   825 Eighth Avenue
                                   New York, New York 10019

                                   Attention:   Robert A. Kindler, Esq.
                                                Robert I. Townsend, III, Esq.

                                   Facsimile No.: 212-474-3700

          (b)  if to Sprint, to

                    Sprint Corporation
                    2330 Shawnee Mission Parkway
                    Westwood, KS 66205

                    Attention:   J. Richard Devlin, Esq.
                    Facsimile No.:  913-624-8426

                                with a copy to

                                   King & Spalding
                                   191 Peachtree Street
                                   Atlanta, Georgia 30303

                                   Attention:  Bruce N. Hawthorne, Esq.
                                               C. William Baxley, Esq.

                                   Facsimile No.: 404-572-5146

          8.3 Interpretation. When a reference is made in this Agreement to Sections, exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.9 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons) or as provided in Section 5.7 of the Sprint Disclosure Schedule.

          8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, except that the Merger shall be governed by the laws of the State of Kansas and the laws of the State of Georgia.

          8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          8.9 Submission to Jurisdiction; Waivers. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby and agrees, to the extent that such party is not resident in the State of Delaware, to irrevocably appoint CSC The United States Corporation Company as its agent for service of process, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby, in any court other than any Delaware state court or any Federal court located in the State of Delaware and (d) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.11 Definitions. As used in this Agreement:

          (a) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including any "employee benefit plan" (as defined in ERISA) and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement, to which such Person is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

          (b) "Board of Directors" means the Board of Directors of any specified Person or any committee thereof.

          (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (d) "Class A Holder" has the meaning ascribed thereto in Sprint's articles of incorporation.

          (e) "Knowledge" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers and other officers having primary responsibility for such matter.

          (f) "Material Adverse Effect" or "Material Adverse Change" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect
(i) relating to or resulting from the economy or securities markets in general, (ii) relating to or resulting from the industries in which MCI WorldCom or Sprint operate and not uniquely relating to MCI WorldCom or Sprint or (iii) resulting from the announcement or the existence of this Agreement and the transactions contemplated hereby.

          (g) "Material Investment" means (a) as to Sprint, any Person which Sprint directly or indirectly holds the stock of, or other ownership interest in, provided that the lesser of the fair market value and the book value of such stock or interest exceeds $250 million, excluding any Person that is a wholly owned Subsidiary of Sprint; and (b) as to MCI WorldCom, any Person which MCI WorldCom directly or indirectly holds the stock of, or other ownership interest in, provided that the lesser of the fair market value and the book value of such stock or interest exceeds $250 million, excluding any Person that is a wholly owned Subsidiary of MCI WorldCom.

          (h) "the other party" means, with respect to Sprint, MCI WorldCom and means, with respect to MCI WorldCom, Sprint.

          (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (j) "Significant Subsidiary" has the meaning ascribed thereto in Rule 1-02(w) of Regulation S-X of the SEC.

          (k) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (l) "FON Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $76 by the Average Price; provided that the FON Exchange Ratio shall not be less than .9400 or greater than 1.2228.

          (m) "PCS Exchange Ratio" means .1547.

          (n) "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of MCI WorldCom Common Stock on The Nasdaq National Market ("Nasdaq"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by MCI WorldCom and Sprint together from the 30 consecutive trading days ending on the third trading day immediately preceding the Effective Time.


          IN WITNESS WHEREOF, MCI WorldCom and Sprint have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              MCI WORLDCOM, INC.,

                                  by /s/ Bernard J. Ebbers
                                     --------------------------------
                                     Name:  Bernard J. Ebbers
                                     Title: President and Chief
                                            Executive Officer


                              SPRINT CORPORATION,

                                   by /s/ William T. Esrey
                                      ---------------------------------
                                      Name:  William T. Esrey
                                      Title: Chairman and Chief
                                             Executive Officer

                                                                  EXHIBIT A TO
                                                          THE MERGER AGREEMENT




                                 Amendments to
                   Articles of Incorporation of MCI WorldCom

          The provisions of Sprint's articles of incorporation relating to Sprint Capital Stock (including the certificate of designations filed with respect to the Sprint Seventh Series Preferred Stock and all of the rights of the Class A Holders under Sprint's articles of incorporation) will be incorporated into MCI WorldCom's articles of incorporation mutatis mutandis with respect to all MCI WorldCom Capital Stock to be authorized in connection with the Merger, except that:

     (i)  references therein to Sprint shall be references to MCI WorldCom;

     (ii) references therein to Sprint Series 1 FON Stock shall be references to MCI WorldCom Common Stock;

     (iii) each of the MCI WorldCom Series B Preferred Stock and the MCI WorldCom Series C Preferred Stock and any other class or series of convertible preferred stock of MCI WorldCom will be convertible solely into MCI WorldCom Common Stock and will be attributed solely to the MCI WorldCom FON Group (as such term will be defined in the form of Restated Articles of Incorporation described below);

     (iv) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (as such term will be defined in the form of Restated Articles of Incorporation described below) will initially be an amount equal to such number as reflected in the Sprint FON Stock at the Effective Time;

     (v) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group (capitalized terms used but not otherwise defined in this Exhibit A shall have the meaning ascribed to it in Sprint's articles of incorporation as in effect on the date hereof) will be adjusted to initially equal the sum of (A) the product of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group determined immediately prior to the Effective Time and the FON Exchange Ratio and (B) the product of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group determined immediately prior to the Effective Time and the PCS Exchange Ratio;

     (vi) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will initially equal the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group determined immediately prior to the Effective Time;

     (vii) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group will be adjusted to initially equal the sum of (A) the product of the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group determined immediately prior to the Effective Time and the FON Exchange Ratio and (B) the product of the Number Of Shares Issuable With Respect To The

          Class A--Series DT Equity Interest In The PCS Group determined immediately prior to the Effective Time and the PCS Exchange Ratio; and

   (viii) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group will initially equal the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group determined immediately prior to the Effective Time.

          The MCI WorldCom articles of incorporation shall also be amended to increase the amount of MCI WorldCom Capital Stock authorized for issuance as follows: 7,500,000,000 shares of common stock of MCI WorldCom and 75,000,000 shares of preferred stock of MCI WorldCom.

          The MCI WorldCom articles of incorporation shall also be amended to allow the Board of Directors of the Surviving Corporation to designate series of common stock as well as preferred stock.

          MCI WorldCom and Sprint shall cause such provisions to be reflected in a form of Restated Articles of Incorporation of MCI WorldCom prior to the effectiveness of the Form S-4 and, once completed, shall constitute and replace this Exhibit A for all purposes as if such Restated Articles of Incorporation had been attached to this Agreement as of the date hereof, as evidenced by the Exhibit A attached to the form of this Agreement which is included as part of the Joint Proxy Statement/Prospectus.

          MCI WorldCom agrees that, at the Closing, MCI WorldCom's articles of incorporation shall not contain any provisions inconsistent with the provisions described in this Exhibit A or otherwise impairing the rights or relative position of the holders of capital stock as described in this Exhibit A.

                                                                  EXHIBIT B TO
                                                          THE MERGER AGREEMENT




                     Amendments to By-laws of MCI WorldCom

          The by-laws of the Surviving Corporation will be MCI WorldCom's by-laws as in effect immediately prior to the Effective Time, which will be amended to incorporate the provisions in Sprint's by-laws relating to (i) the Capital Stock Committee and (ii) the rights of the Class A Holders.

          MCI WorldCom and Sprint shall cause such provisions to be reflected in a form of Restated By-laws of MCI WorldCom prior to the effectiveness of the Form S-4 and, once completed, shall constitute and replace this Exhibit B for all purposes as if such Restated By-laws had been attached to this Agreement as of the date hereof, as evidenced by the Exhibit B attached to the form of this Agreement which is included as part of the Joint Proxy Statement/Prospectus.

          MCI WorldCom agrees that, at the Closing, MCI WorldCom's by-laws shall not contain any provisions inconsistent with the provisions described in this Exhibit B or otherwise impairing the rights or relative position of the holders of capital stock described in this Exhibit B.

                                                                    ANNEX 1 TO
                                                          THE MERGER AGREEMENT




               Certain Matters Relating to Surviving Corporation



BOARD OF DIRECTORS

          The By-laws of the Surviving Corporation will provide that the Board of Directors of the Surviving Corporation will consist of 16 members, 10 of whom shall be designated by MCI WorldCom and six of whom shall be designated by Sprint.

          If Deutsche Telekom AG and/or France Telecom shall become entitled to designate one or more directors, the number of members of the Board of Directors of the Surviving Corporation will be increased by one to accommodate one Deutsche Telekom AG or France Telecom designee and any additional director(s) so designated by Deutsche Telekom AG and/or France Telecom shall be treated as having been designated by Sprint; provided that if Deutsche Telekom AG and/or France Telecom shall be entitled to designate more than two directors, MCI WorldCom shall increase the size of the Board of Directors in order to permit each of MCI WorldCom and Sprint to designate such additional directors to maintain the same proportion of MCI WorldCom and Sprint designees on the Board of Directors as described above.

          Prior to the Effective Time, each party will designate in writing the individual directors that it is entitled to designate to the Board of Directors as provided above.

TRACKING STOCK POLICIES; TAX SHARING AGREEMENT

          As of the Effective Time, MCI WorldCom shall adopt Tracking Stock Policies identical to the Sprint Tracking Stock Policies as in effect on the date hereof and will assume the related Tax Sharing Agreement dated as of November 23, 1998.

          MCI WorldCom agrees that, at the Closing, no other policies shall have been adopted by MCI WorldCom which are inconsistent with such Tracking Stock Policies or otherwise impair the relative position of the holders of capital stock as set forth in such Tracking Stock Policies.

MCI WORLDCOM SHAREHOLDER RIGHTS PLAN

          As of the Effective Time, MCI WorldCom shall modify the terms of the MCI WorldCom shareholder rights plan in a manner to take into account (i) the creation of the PCS stock and (ii) the rights of the holders of Sprint Class A Common Stock set forth in Sprint's shareholder rights plan as in effect on the date hereof.